As filed with the Securities and Exchange Commission on August 11, 2006

Registration No. 333-136052

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

Centennial Communications Corp.	Delaware	06-1242753
Centennial Cellular Operating Co. LLC	Delaware	13-4035089
Centennial Caribbean Holding LLC	Delaware	81-0675030
Centennial Puerto Rico Operations Corp.	Delaware	06-1464113
(Exact Name of each Registrant as	(State or Other Jurisdiction of	(I.R.S. Employer
Specified in Its Charter)	Incorporation or Organization)	Identification Numbers)

3349 Route 138

Wall, NJ 07719

(732) 556-2200

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

________________________

Tony L. Wolk, Esq.

Senior Vice President, General Counsel

Centennial Communications Corp.

3349 Route 138

Wall, NJ 07719

(732) 556-2200

(Name and address, including zip code, and telephone

number, including area code, of agent for service)

________________________

Copy to:

Michael H. Margulis, Esq.

Duane Morris LLP

380 Lexington Avenue

New York, NY 10168

(212) 692-1000

________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or

interest reinvestment plans, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.         ☐

________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $.01 per share (1)	51,317,620	$5.26	$269,930,680	$28,883

(1)

Represents shares of Common Stock of Centennial Communications Corp. to be sold by certain selling stockholders plus such indeterminate number of shares of Common Stock of Centennial Communications Corp. as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

Pursuant to Rule 429 of the Securities Act, the prospectus filed herein also relates to 17,000,000 additional shares of Common Stock of Centennial Communications Corp. to be sold by certain selling stockholders and $311,500,000 aggregate amount of Debt Securities, Preferred Stock, Common Stock, Warrants and Warrant Units to be sold by, or guaranteed by, Centennial Communications Corp., Centennial Cellular Operating Co. LLC, Centennial Caribbean Holding LLC and/or Centennial Puerto Rico Operations Corp. (together, the “Registrants”) previously registered on Form S-3 of Centennial Communications Corp. (formerly Centennial Cellular Corp.) (Registration No. 333-39004) and $400,000,000 aggregate principal amount of Debt Securities to be sold by, or guaranteed by, the Registrants previously registered on Form S-3 of Centennial Communications Corp. (Registration No. 33-90954). See the Rule 429 note below.

(3)

Estimated pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the Common Stock of Centennial Communications Corp. on the Nasdaq Global Select Market on July 21, 2006.

(4)

As permitted by Rule 429 under the Securities Act, the prospectus included herein is a combined prospectus which also relates to Registration Statements Nos. 333-39004 and 33-90954 previously filed by the Registrants as to which (i) securities having an aggregate offering price of $711,500,000 and (ii) 17,000,000 shares of Common Stock of Centennial Communications Corp. to be sold by certain selling stockholders remain unsold. The registration fee of $359,855 associated with such securities and shares was previously paid. A registration fee of $28,883 was previously paid with the filing of this Registration Statement on July 26, 2006.

As permitted by Rule 429 under the Securities Act, the prospectus filed herein also relates to (i) the remaining $400,000,000 aggregate principal amount of Debt Securities to be sold by, or guaranteed by, the Registrants previously registered on Form S-3 of Centennial Communications Corp. (formerly Centennial Cellular Corp.) (Registration No. 33-90954) (the “First Registration Statement”), (ii) the remaining $311,500,000 aggregate amount of Debt Securities, Preferred Stock, Common Stock, Warrants and Warrant Units to be sold by, or guaranteed by, the Registrants previously registered on Form S-3 of Centennial Communications Corp. (Registration No. 333-39004) (the “Second Registration Statement”) and (iii) the remaining 17,000,000 shares of Common Stock of Centennial Communications Corp. to be sold by certain selling stockholders previously registered on the Second Registration Statement. A filing fee of $187,440 was paid on June 9, 2000 in connection with the registration, on the Second Registration Statement, of 20,000,000 shares of Common Stock of Centennial Communications Corp. to be sold by certain selling stockholders, 17,000,000 of which remain unsold, and $350,000,000 aggregate amount of securities to be sold by, or guaranteed by, the Registrants, $311,500,000 of which remain unsold. A filing fee of $172,415 was paid on April 6, 1995 in connection with the registration, on the First Registration Statement, of $500,000,000 aggregate principal amount of securities to be sold by, or guaranteed by, the Registrants, $400,000,000 of which remain unsold. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-39004 and Post-Effective Amendment No. 4 to Registration Statement No. 33-90954, and Centennial Cellular Operating Co. LLC, Centennial Caribbean Holding LLC and Centennial Puerto Rico Operations Corp. are signatories hereto for purposes of such post-effective amendments, including for the purpose of adding Centennial Caribbean Holding LLC as an additional registrant. Upon the effectiveness of this Registration Statement and such Post-Effective Amendments, this Registration Statement, Registration Statement No. 333-39004 and Registration Statement No. 33-90954 will relate to (i) an aggregate of $711,500,000 of (a) Common Stock, Preferred Stock, Debt Securities, Warrants and Warrant Units of Centennial Communications Corp. and/or (b) Debt Securities of Centennial Puerto Rico Operations Corp. guaranteed by Centennial Communications Corp., Centennial Cellular Operations Co. LLC and/or Centennial Caribbean Holding LLC and (ii) 68,317,620 shares of Common Stock of Centennial Communications Corp. to be sold by selling stockholders identified herein.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2006

PROSPECTUS

[CENTENNIAL LOGO]

$711,500,000

CENTENNIAL COMMUNICATIONS CORP.

Debt Securities

Preferred Stock

Common Stock

Warrants

_______________

CENTENNIAL PUERTO RICO OPERATIONS CORP.

Guaranteed Debt Securities

CENTENNIAL COMMUNICATIONS CORP.

68,317,620 Shares of Common Stock

_______________

We may provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

The securities offered by this prospectus may be offered directly or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CYCL.” We will make application to list any newly-issued shares of common stock sold pursuant to a supplement to this prospectus on the Nasdaq Global Select Market. We have not determined whether we will list any other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement to this prospectus will disclose the exchange or market.

Investing in our securities involves risks. See “Risk factors” on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated August 11, 2006.

_______________

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus or any free writing prospectus prepared by us. We have not authorized anyone to provide you with information that is different. This prospectus and any accompanying supplement to this prospectus or any free writing prospectus prepared by us may only be used where it is legal to sell these securities. The information in this prospectus and any accompanying supplement to this prospectus or any free writing prospectus prepared by us may be accurate only on the date of such document.

FORWARD-LOOKING STATEMENTS

This prospectus contains and may incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this prospectus that are not historical facts are hereby identified as “forward-looking statements.” Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Our actual results may differ materially from our expectations, plans or projections. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “estimate,” “anticipate,” “project,” “intend,” “may,” “will” and similar expressions, or by

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discussion of competitive strengths or strategy that involve risks and uncertainties. We warn you that these forward-looking statements are only predictions and estimates, which are inherently subject to risks and uncertainties.

Important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, us include, but are not limited to:

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the effects of vigorous competition in our markets, which may make it difficult for us to attract and retain customers and to grow our customer base and revenue and which may increase churn, which could reduce our revenue and increase our costs;

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the fact that many of our competitors are larger than we are, have greater financial resources than we do, are less leveraged than we are, have more extensive coverage areas than we do, and may offer less expensive and more technologically advanced products and services than we do;

•

changes and developments in technology, including our ability to upgrade our networks to remain competitive and our ability to anticipate and react to frequent and significant technological changes which may render certain technologies used by us obsolete;

•	our substantial debt obligations, including restrictive covenants, which place limitations on how we conduct business;

•	our ability to attract subscribers in our newly launched markets in Grand Rapids and Lansing, Michigan;

•	market prices for the products and services we offer may continue to decline in the future;

•	the effect of changes in the level of support provided to us by the Universal Service Fund, or USF;

•	the effects of consolidation in the telecommunications industry;

•

general economic, business, political and social conditions in the areas in which we operate, including the effects of world events, terrorism, hurricanes, tornadoes, wind storms and other natural disasters;

•	our access to the latest technology handsets in a timeframe and at a cost similar to our competitors;

•	the effect on our business of wireless local number portability, which allows customers to keep their wireless phone numbers when switching between service providers;

•	our ability to successfully deploy and deliver wireless data services to our customers, including next generation 3G technology;

•

our ability to generate cash and the availability and cost of additional capital to fund our operations and our significant planned capital expenditures, including the need to refinance or amend existing indebtedness;

•	our dependence on roaming agreements for a significant portion of our wireless revenue and the expected decline in roaming revenue over the long term;

•

our dependence on roaming agreements for our ability to offer our wireless customers competitively priced regional and nationwide rate plans that include areas for which we do not own wireless licenses;

•	our ability to attract and retain qualified personnel;

•	the effects of governmental regulation of the telecommunications industry;

•	fluctuations in currency values related to our Dominican Republic operations;

•	our ability to acquire, and the cost of acquiring, additional spectrum in our markets to support growth and advanced technologies;

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•	our ability to manage, implement and monitor billing and operational support systems;

•

the results of litigation filed or which may be filed against us, including litigation relating to wireless billing, using wireless telephones while operating an automobile or possible health effects of radio frequency transmission;

•	the relative liquidity and corresponding volatility of our common stock and our ability to raise future equity capital; and

•	the control of us retained by our majority stockholders and anti-takeover provisions.

We undertake no obligation, other than as may be required under the federal securities laws, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, any or all of the forward-looking statements contained or incorporated by reference in this prospectus and in any other public statements that are made may prove to be incorrect. This may occur as a result of inaccurate assumptions as a consequence of known or unknown risks and uncertainties. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Risk Factors” in this prospectus. We caution that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. You should carefully read this prospectus and the documents incorporated by reference in their entirety. They contain information that you should consider when making your investment decision.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act, and accordingly we file annual, quarterly and special reports, proxy and information statements and other information with the Securities and Exchange Commission, or SEC. You may read and copy these reports and other information at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of such material from the SEC by mail at prescribed rates. You should direct requests to the SEC’s Public Reference Section, Station Place, 100 F Street, N.E., Washington, D.C. 20549. In addition, we are required to file electronic versions of these materials with the SEC through the SEC’s EDGAR system. The SEC maintains a website (www.sec.gov) that contains the reports, proxy statements and other information filed by us. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and the EDGAR system. These documents are not incorporated by reference into this prospectus, except as indicated below.

Centennial’s common stock is listed on the Nasdaq Global Select Market under the symbol “CYCL.” You may read reports and other information filed by Centennial with the Nasdaq Global Select Market at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

These documents are available without charge to you by making a written request or by telephone to:

Centennial Communications Corp.

3349 Route 138

Building A

Wall, New Jersey 07719

Attention: Investor Relations

(732) 556-2220

Additional information about Centennial is also available on its website at www.centennialwireless.com. Such website is not a part of this prospectus.

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The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring to our filed SEC documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended May 31, 2006, filed August 10, 2006,

•	Our Current Reports on Form 8-K filed June 26, 2006 and August 4, 2006.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, which is deemed not to be incorporated by reference herein. You should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus. The information that we file later with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and before the termination of this offering will automatically update and supersede previously filed information incorporated by reference into this prospectus. You may request a copy of these filings, if any, at no cost, by writing or telephoning us at the address and number found above.

CERTAIN DEFINITIONS

Unless the context requires otherwise, the term “Centennial” refers solely to Centennial Communications Corp. and not to its subsidiaries and the terms the “Company,” “we,” “us” and “our” refer to Centennial Communications Corp. and its subsidiaries on a consolidated basis. The term “Centennial Cellular” refers to Centennial Cellular Operating Co. LLC, a direct wholly-owned subsidiary of Centennial. The term “Centennial Caribbean Holding” refers to Centennial Caribbean Holding LLC, an indirect wholly-owned subsidiary of Centennial. The term “Centennial Puerto Rico” refers to Centennial Puerto Rico Operations Corp., an indirect wholly-owned subsidiary of Centennial.

When we say “fiscal 2002,” we mean our fiscal year which began June 1, 2001 and ended May 31, 2002. When we say “fiscal 2003,” we mean our fiscal year which began June 1, 2002 and ended May 31, 2003. When we say “fiscal 2004,” we mean our fiscal year which began June 1, 2003 and ended on May 31, 2004. When we say “fiscal 2005,” we mean our fiscal year which began June 1, 2004 and ended May 31, 2005. When we say “fiscal 2006,” we mean our fiscal year which began June 1, 2005 and ended May 31, 2006.

The term “churn” refers to the aggregate number of wireless retail subscribers who cancel service during each month in a period divided by the total number of wireless retail subscribers as of the beginning of the month. Churn is stated as the average monthly churn rate for the applicable period.

The term “Pops” refers to the population of a market derived from the 2004 Claritas, Inc. database, for our U.S. service area; the United States Census Bureau, for our Puerto Rico and the U.S. Virgin Island service areas; and the Central Intelligence Agency World Fact Book, for our Dominican Republic service area. Unless otherwise indicated, the term “Net Pops” refers to a market’s Pops multiplied by the percentage interest as of February 28, 2006 that we own in an entity licensed to construct or operate a wireless telephone system in that market.

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SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. When we or the selling stockholders sell securities, we may also provide a prospectus supplement that would contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together, these documents will give the specific terms of the securities we or the selling stockholders are offering. You should also read the documents we have incorporated by reference in this prospectus described above under “Where You Can Find More Information.”

The Securities We May Offer

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, Centennial may offer from time to time up to $711,500,000 of any of the following securities, either separately or in units with other securities:

• debt securities;

• preferred stock;

• common stock; and

• warrants.

All or a portion of such $711,500,000 amount may be debt securities issued by Centennial Puerto Rico. Any such debt securities will be fully and unconditionally guaranteed by Centennial, Centennial Cellular and Centennial Caribbean Holding, which are the direct and indirect parent entities of Centennial Puerto Rico.

In addition, certain selling stockholders may offer and sell from time to time an aggregate of 68,317,620 shares of common stock of Centennial. See “Selling Stockholders.”

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. When we or the selling stockholders offer securities, we may also provide you with a prospectus supplement that would describe the specific amounts, prices and other terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

We may offer unsecured general obligations of Centennial, which may be either senior, senior subordinated or subordinated, and may be convertible into shares of our common stock. Any of such debt securities may be guaranteed by, but are not required to be guaranteed by, Centennial Puerto Rico, Centennial Caribbean Holding, Centennial Cellular, or any of them. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the subordinated debt securities of Centennial together as the “Centennial debt securities.” The senior debt securities will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities and the senior subordinated debt securities will be entitled to payment only after payment of our senior debt, including amounts or guarantees under our senior credit facilities.

The Centennial debt securities will be issued under one of three indentures between us and a trustee. We have summarized general features of the debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to the registration statement of which this prospectus is a part.

All or a portion of the debt securities may be unsecured general obligations of Centennial Puerto Rico, which may be either senior, senior subordinated or subordinated. Any of such debt securities of Centennial Puerto Rico will be guaranteed by its direct parent, Centennial Caribbean Holding, and its indirect parents, Centennial and Centennial Cellular. In this prospectus, we refer to the senior debt securities, the senior subordinated debt securities and the

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subordinated debt securities of Centennial Puerto Rico as the “Centennial Puerto Rico debt securities,” and we refer to the Centennial debt securities and the Centennial Puerto Rico debt securities collectively as the “debt securities.” The Centennial Puerto Rico senior debt securities will have the same rank as all of the other unsecured and unsubordinated debt of Centennial Puerto Rico. The subordinated debt securities and the senior subordinated debt securities of Centennial Puerto Rico will be entitled to payment only after payment of Centennial Puerto Rico’s senior debt, including amounts or guarantees under our senior credit facilities.

The Centennial Puerto Rico debt securities will be issued under of one three indentures between the issuer, the guarantors and a trustee. We have summarized general features of the Centennial Puerto Rico debt securities from the indentures. We encourage you to read the indentures, the form of each of which is an exhibit to certain of the registration statements of which this prospectus is a part.

Preferred Stock

We may issue preferred stock, $.01 par value per share, of Centennial, in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Common Stock

We may issue common stock, par value $.01 per share, of Centennial. Holders of common stock are entitled to receive dividends when declared by the board of directors, subject to the rights of holders of preferred stock. Each holder of common stock is entitled to one vote per share. Except as described herein, the holders of common stock have no preemptive rights or cumulative voting rights.

In addition, certain selling stockholders may offer and sell from time to time an aggregate of 68,317,620 shares of common stock of Centennial. See “Selling Stockholders.”

Warrants

We may issue warrants for the purchase of preferred stock or common stock of Centennial. We may issue warrants independently or together with other securities. We may also issue warrant units. Each warrant unit will consist of a warrant under which the holder, upon exercise, will purchase a specified number of shares of common or preferred stock.

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CENTENNIAL COMMUNICATIONS CORP.

We are a leading regional wireless and broadband telecommunications service provider serving approximately 1.4 million wireless customers and approximately 337,700 access line equivalents in markets covering over 21 million Net Pops in the U.S. and the neighboring Caribbean. In the United States, we are a regional wireless service provider in small cities and rural areas in two geographic clusters covering parts of six states in the Midwest and Southeast. In our Puerto Rico-based Caribbean service area, which also includes operations in the Dominican Republic and the U.S. Virgin Islands, we are a facilities-based, fully integrated communications service provider offering both wireless and, in Puerto Rico and the Dominican Republic, broadband services.

Centennial Communications Corp. was incorporated in the State of Delaware in 1988. Our principal executive offices are located at 3349 Route 138, Building A, Wall, New Jersey 07719. Our main telephone number is (732) 556-2200. Our website is www.centennialwireless.com. Information on our website does not constitute a part of this prospectus.

CENTENNIAL PUERTO RICO, CENTENNIAL CARIBBEAN HOLDING AND CENTENNIAL CELLULAR

Centennial Cellular is a Delaware limited liability company. It is a direct wholly-owned subsidiary of Centennial and the entity through which we directly or indirectly hold all of our subsidiaries. Centennial Caribbean Holding is a Delaware limited liability company. It is a direct wholly-owned subsidiary of Centennial Cellular and the entity through which we hold certain of our subsidiaries. Centennial Puerto Rico is a Delaware corporation and a direct wholly-owned subsidiary of Centennial Caribbean Holding. Centennial Puerto Rico conducts our telecommunications businesses in Puerto Rico.

Centennial and Centennial Cellular are co-obligors on, and Centennial Puerto Rico has guaranteed repayment of, our existing 10 3/4% senior subordinated notes due 2008 (the “2008 Senior Subordinated Notes”) and our existing 10 1/8% Senior Notes due 2013 (the “2013 Senior Notes”). Centennial, Centennial Cellular and Centennial Puerto Rico are co-obligors on our existing 8 1/8% Senior Notes due 2014 (the “2014 Senior Notes”). Centennial Cellular and Centennial Puerto Rico are also borrowers under, and Centennial is guarantor of, our $750.0 million senior credit facility. See Note 12 to the financial statements contained in our Annual Report on Form 10-K for the year ended May 31, 2006 for certain consolidating financial information relating to Centennial Puerto Rico and Centennial Cellular.

Any debt securities issued by Centennial Puerto Rico hereunder will be fully and unconditionally guaranteed by Centennial, Centennial Cellular, and Centennial Caribbean Holding, which are the direct and indirect parent entities of Centennial Puerto Rico.

The principal executive offices for Centennial Puerto Rico, Centennial Caribbean Holding and Centennial Cellular are located at 3349 Route 138, Building A, Wall, New Jersey 07719. The main telephone number is (732) 556-2200.

RISK FACTORS

Investors in our securities should carefully consider the risks described below and other information included in or incorporated by reference in this prospectus before investing in our securities. Our business, financial condition or consolidated results of operations could be materially adversely affected by any of these risks, and the trading price of our securities could decline due to any of these risks. Investors in our securities could lose all or part of their investment as a result of any such decline. This prospectus also contains forward-looking statements that involve risks and uncertainties; please see “Forward Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below.

Risks Relating to Our Business and Our Industry

We operate in a very competitive business environment, which may result in the loss of existing customers and our

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inability to attract new customers.

Our principal business, wireless telephone service, is highly competitive. In the United States, we usually compete against four or five other wireless carriers in the markets we serve. Additional operators have continued to build out their networks in our service areas and we expect this trend to continue. In Puerto Rico, we compete against five other wireless carriers and in the Dominican Republic we compete against three other wireless carriers. Additional competitors may enter any of our markets in the future. Many of our existing competitors are larger than we are, hold licenses for more spectrum than we do, have greater financial resources than we do, are less leveraged than we are and have more extensive coverage areas than we do. Consolidation in the wireless industry has created and may continue to create even stronger competitors. Competition for customers is based principally upon services and features offered, system coverage, technical quality of the wireless system, price, customer service and network capacity. Some competitors may market services we do not offer, including the two-way radio dispatch, or “push-to-talk” feature which allows subscribers to talk to each other instantly with a single push of a button, and certain 3G technologies, which may make their services more attractive to customers. We expect competition to intensify as a result of the development of new technologies, products and services and as the rate of subscriber growth for the industry continues to slow. In addition, the mergers of Cingular and AT&T Wireless and Sprint and Nextel as well as the entry of mobile virtual network operators, such as Virgin Mobile and Mobile ESPN, have intensified the competitive environment in our markets. In addition, new communications technologies such as Wi-Fi, Wi-Max satellite services and voice over Internet protocol (VoIP) are being developed and deployed which will increase competition. Furthermore, the Federal Communications Commission, or FCC, intends to auction off new wireless spectrum in August 2006 and thereafter, which may lead to additional competition from new entrants, including non-traditional telecommunications carriers such as cable television companies. With so many companies targeting many of the same customers, we may not be able to successfully retain our existing customers and attract new customers and as a result grow our customer base and revenue.

Market prices for wireless services may continue to decline in the future.

Market prices for wireless services have declined over the last several years and may continue to decline in the future due to increased competition. We may be unable to maintain or improve our ARPU (total monthly revenue per wireless subscriber, including roaming revenue). We expect significant competition among wireless providers to continue to drive service and equipment prices lower, which has been intensified by wireless number portability, and may lead to increased churn. Competition continues to intensify as wireless carriers include more equipment discounts and bundled services in their offerings, including offering more minutes and free long distance and roaming services. A continued decline in market prices could adversely affect our revenues, which would have a material adverse effect on our financial condition and consolidated results of operations and our ability to service our indebtedness.

Our failure to successfully develop and incorporate wireless data services into our service offerings may have a material adverse effect on our financial and operational results.

Wireless data services are increasingly becoming a meaningful component of many wireless carriers’ strategies and financial results. Many of the national wireless carriers have invested (and will continue to invest) significant resources to develop and deliver these new data services to their customers. As market prices for wireless voice services continue to decline, revenue from new data services helps offset some of the ARPU decline caused by lower prices for voice service. Similarly, as customers increasingly demand wireless data services as part of the core feature set for their phones, the failure to offer such services could reduce sales and increase churn. Currently, in some of our markets, our wireless data offerings are not as robust as those offered by some of our competitors and may never be. If we are unable to successfully incorporate wireless data services, including certain 3G technologies, into our service offerings, our customer additions and ARPU could decrease and our churn could increase. In addition, there can be no assurance that there will be widespread demand for advanced wireless data services, that revenues from data services will be significant, that we can provide such services on a profitable basis or that vendors will develop and make available popular applications and handsets with features, functionality and pricing desired by customers.

Roaming revenue represented 8.7% of fiscal 2006 consolidated revenue and is likely to decline in the future. Significant declines in roaming revenue could have a material adverse effect on our consolidated results of operations.

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We earn a portion of our revenue from agreements with other wireless communications providers whose customers enter our service areas and use their wireless phones, commonly referred to as roaming. Roaming rates per minute have declined over the last several years and we expect that such declines will continue for the foreseeable future. For fiscal 2006, our operations recorded $81.9 million of roaming revenue. Roaming revenue accounted for approximately 8.7% of our consolidated revenue for fiscal 2006. Cingular Wireless is our single largest roaming partner and accounted for approximately $64.5 million of our roaming revenue in fiscal 2006. Additionally, our roaming agreements do not prevent our roaming partners from competing directly against us in our markets. As our roaming partners continue to build out their networks in our service areas, we would expect them to limit the ability of their subscribers to roam on our network. The loss of this roaming traffic could have a material adverse affect on our consolidated results of operations. In addition, our roaming partners may terminate their roaming agreements with us under certain circumstances. Accordingly, our roaming agreements may be terminated or renegotiated on less favorable terms. Furthermore, our roaming revenue is highly dependent on the pricing decisions made by our roaming partners. If our markets are not included in our roaming partners’ home calling areas and are instead subject to the imposition of additional roaming charges, we could see a loss of roaming minutes and revenue. While roaming revenue increased in fiscal 2006 as compared to fiscal 2005, we expect roaming revenues to decline over the long term and significant declines in roaming revenue could have a material adverse effect on our consolidated results of operations. We expect U.S. wireless roaming revenue to decline approximately $20 million during fiscal 2007.

Our failure to maintain roaming arrangements could have a material adverse effect on our ability to provide service to our customers who travel outside our coverage area.

Our roaming arrangements enable our customers to use the wireless networks of other wireless carriers when they travel outside of our licensed service area. This enables us to offer our customers regional and national rate plans that include areas for which we do not own wireless licenses. If we are not able to maintain roaming agreements with other wireless carriers on favorable terms or at all, we may no longer be able to offer these regional and national rate plans and the coverage area and pricing we offer to our customers may not be as attractive relative to the offers from our competitors. This could have a material adverse effect on our future operations and financial condition. While certain of our roaming agreements require other carriers’ customers to use our network when roaming, our roaming agreements do not prevent our roaming partners from competing directly against us in our markets. When our roaming agreements expire or are terminated, our roaming partners could choose not to renegotiate such agreements and could enter into roaming agreements with other carriers serving our markets or choose not to include our markets in their service offerings altogether, which could have a material adverse effect on our consolidated results of operations.

Our failure to grow subscribers could have a material adverse effect on our financial performance.

We launched wireless service in Grand Rapids and Lansing, Michigan in May 2005. While we believe the launch of our wireless service in these new markets contributed to our growth in subscribers in U.S. Wireless during fiscal 2006, those markets are highly competitive, with up to six competitors each, and there can be no assurance that customers will choose our products and services over our competitors’ products and services in the future. If we are unable to continue to attract new subscribers in these new and surrounding markets, our U.S. wireless operations may not be able to continue to grow its customer base, which would have a material adverse effect on our financial condition and consolidated results of operations. In addition, during fiscal 2006, we were unable to grow our postpaid subscribers in Puerto Rico at the same rate as in prior years. Our failure to increase the growth of our postpaid subscribers in Puerto Rico could have a material adverse effect on our financial condition and results of operations.

If we are unable to effectively manage churn, our business may be adversely affected.

The wireless industry is extremely competitive. Among other things, the wireless industry is characterized by a high rate of churn. Churn can be the result of several competitive factors, including price, service offerings, network coverage, reliability issues and customer care concerns. Efforts to reduce churn often increase costs as we offer incentives to customers to remain users of our wireless services. A high rate of churn could adversely affect our consolidated results of operations because we would lose revenue and because the cost of adding a new subscriber, which generally includes a handset subsidy and/or a commission expense, is a significant factor in our profitability. As a result, churn may reduce our revenue and increase our costs.

Wireless number portability may increase churn and increase our marketing costs.

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Pursuant to FCC requirements, wireless carriers began providing wireless number portability in 100 designated markets on November 24, 2003 and began to do so in all other markets in May 2004. Wireless number portability allows customers to keep their wireless phone numbers when switching between service providers. Wireless number portability makes it more convenient for customers to change wireless service providers and therefore could cause churn to increase significantly. We believe wireless number portability has increased price competition and we expect it to continue to do so. As a result of wireless number portability, we have been, and may continue to be, required to grant promotional credits, subsidize product upgrades, and reduce pricing to match competitors’ initiatives in an effort to retain and attract customers.

Regulatory changes may impose restrictions that adversely affect us or cause us to incur significant unplanned costs in modifying our business plans or operations.

The U.S. telecommunications industry is subject to federal, state and other regulations that are continually evolving. In addition, the telecommunications industry in the Dominican Republic is similarly subject to regulation and change. As new telecommunications laws and regulations are issued, we may be required to modify our business plans or operations. We cannot assure you that we can do so in a cost-effective manner. In addition, the failure by us to comply with applicable governmental regulations could result in the loss of our licenses or the assessment of penalties or fines or otherwise have a material adverse effect on our business and results of our operations. Also, there have been indications that Congress may substantially revise parts of the Telecommunications Act of 1996, or the 1996 Act, in the next few years, including with respect to the amounts we pay into, and receive from, USF. We cannot predict what effect any new legislation will have on our businesses.

The FCC, which has jurisdiction over our operations in the United States, Puerto Rico and the U.S. Virgin Islands, and state regulatory agencies continue to issue rules implementing the requirements of the 1996 Act. These rules include the obligation of incumbent telephone companies to allow other carriers to connect to their network by reasonable means at rates based on cost. The interpretation and implementation of these and other provisions of the 1996 Act and the FCC rules implementing the 1996 Act continue to be subject to regulatory proceedings and litigation and may have a material adverse effect on our business.

Centennial Puerto Rico is also subject to the jurisdiction of the Telecommunications Regulatory Board of Puerto Rico, or TRB. The TRB could determine that the rates for our wireline services are not cost based. The TRB could also revoke our Local Exchange Certification if we fail to comply with applicable regulations. This determination could have a material adverse effect on our business.

Furthermore, the rapid growth and penetration of wireless services has prompted the interest of the FCC, state legislatures and state Public Utility Commissions to attempt to more closely regulate certain practices by the wireless industry, including in areas such as customer billing, terminations of service arrangements, sales practices, handling of customer call records, privacy, advertising and filing of “informational” tariffs. In addition, many states and local governments have imposed and are considering imposing additional regulations and taxes on wireless services. These regulations and taxes have imposed and will continue to impose increased costs on us and may adversely affect our business. Further, federal or state governments, the government of the Commonwealth of Puerto Rico or the government of the Dominican Republic could adopt regulations or take other actions that might have a material adverse effect on our business. We are subject to location and zoning regulations that could materially affect our ability to build new cell sites and expand our coverage. The FCC has also required wireless carriers to transmit 911 calls and provide the location of the 911 callers with an increasingly narrow geographic tolerance. We have applied for a waiver of a 911 requirement that would apply on December 15, 2005. There can be no assurance that we will receive the waiver and we may be subject to penalties and other enforcement actions. Also, in August 2005, the FCC initiated a proceeding to review the rules governing roaming services. We cannot predict the impact on us of any changes in the roaming rules. These changes could materially and adversely affect our business prospects, operating results and ability to service our debt.

The loss of our licenses would adversely affect our ability to provide wireless and broadband services.

In the United States, cellular, PCS, and microwave licenses are valid for ten years from the effective date of the license. Licensees may renew their licenses for additional ten-year periods by filing renewal applications with the FCC. Our wireless licenses expire in various years from 2006 to 2013. The renewal applications are subject to FCC

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review and are put out for public comment to ensure that the licensees meet their licensing requirements and comply with other applicable FCC mandates. Failure to file for renewal of these licenses or failure to meet any licensing requirements could lead to a denial of the renewal application and thus adversely affect our ability to continue to provide service in that license area. Furthermore, our compliance with regulatory requirements such as enhanced 911 and wireless number portability may depend on the availability of necessary equipment or software. Failure to comply with these regulatory requirements may have an adverse effect on our licenses or operations and could result in sanctions, fines or other penalties.

Our wireless licenses may decrease in value, reducing the asset base that supports our debt.

A substantial portion of our assets consists of intangible assets, principally our interests in wireless licenses held by our subsidiaries. If the market value of our wireless licenses decreases significantly, we may realize a material loss upon the sale of any of our licenses, our ability to sell assets to repay debt would be significantly affected and we would recognize an expense, approximately equal to the amount of the decline in value, in our operating income. The market for the purchase and sale of wireless licenses may not exist in the future or the values of our licenses in that market may fall. The future value of our interests in our wireless licenses will depend significantly upon the success of our business. Moreover, the transfer of interests in these licenses is prohibited without FCC approval. We cannot assure you that we would be able to obtain FCC approval to transfer interests in our licenses if such a transfer became necessary.

Rapid and significant technological changes in the telecommunications industry may adversely affect us.

We face rapid and significant changes in technology. In particular, the wireless telecommunications industry is experiencing significant technological changes, including:

•	migration to 3G services, which may require the purchase of licenses for additional spectrum;

•	evolving industry standards;

•	the allocation of new radio frequency spectrum in which to license and operate advanced wireless services;

•	ongoing improvements in the capacity and quality of digital technology and shorter development cycles for new products and enhancements;

•	changes in end-user requirements and preferences; and

•	development of data and broadband capabilities.

For us to keep up with these technological changes and remain competitive, we will be required to continue to make significant capital expenditures. Customer acceptance of the services that we offer will continually be affected by technology-based differences in our product and service offerings. For example, two-way radio dispatch, or “push-to-talk” technology, has become increasingly popular as it allows subscribers to save time on dialing or making a connection to a network. The most popular push-to-talk feature is offered by Sprint Nextel Corp. However, Verizon Wireless, Cingular, ALLTEL and others offer push-to-talk services as well. Each of these companies competes with us in many of our wireless markets. Other wireless providers are testing systems that would allow them to offer a form of push-to-talk technology to their subscribers. We do not currently offer a push-to-talk service. Calls using this technology tend to be shorter and less expensive than traditional wireless telephone service. As demand for this service continues to grow, and if other wireless providers in our service areas succeed in implementing forms of push-to-talk technology, we may have difficulty attracting and retaining subscribers, which will have an adverse effect on our business.

In addition, customers are increasingly choosing their wireless carriers based on handset selection and pricing of handsets. As a smaller, regional carrier, we may not have access to the most technologically advanced handsets as quickly as the national wireless carriers, thereby putting us at a competitive disadvantage. Similarly, we believe that, on average, we pay more for our handsets than do the national carriers with whom we compete. This may allow our competitors to offer handsets to potential customers at more attractive prices than we can and make it more difficult for us to attract and retain our customers.

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We cannot predict the effect of technological changes on our business. Technological changes may result in increases in our capital expenditures. New technologies may be protected by patents or other intellectual property laws and therefore may not be available to us. Like others in the industry, we are uncertain about the extent of customer demand despite improvements in technology as well as the extent to which airtime and monthly access rates may continue to decline. Also, alternative technologies may be developed that provide wireless communications service or alternative service superior to that available from us. Rapid changes in technology in our market may adversely affect our business. To accommodate next-generation advanced wireless products such as high-speed data and streaming video, we may be required to purchase licenses for additional spectrum. We may be unable to gain access to this spectrum at a reasonable cost or at all. Failure to provide these services could have a material adverse effect on our ability to compete with wireless carriers offering these new technologies.

We rely on a limited number of key suppliers and vendors for timely supply of equipment and services relating to our network infrastructure. If these suppliers or vendors experience problems or favor our competitors, we could fail to obtain sufficient quantities of the products and services we require to operate our businesses successfully.

We depend on a limited number of suppliers and vendors for equipment and services relating to our network infrastructure. If these suppliers experience interruptions or other problems delivering these network components on a timely basis, our subscriber growth and operating results could suffer significantly. Our initial choice of a network infrastructure supplier can, where proprietary technology of the supplier is an integral component of the network, cause us to be effectively locked into one or a few suppliers for key network components. As a result, we have become reliant upon a limited number of network equipment manufacturers, including Nortel Networks, Ericsson, Inc. and Lucent Technologies, Inc. If it becomes necessary to seek alternative suppliers and vendors, we may be unable to obtain satisfactory replacement suppliers or vendors on economically attractive terms, on a timely basis or at all. In addition, if key suppliers or contractors fail to comply with their contracts, fail to meet performance expectations or refuse or are unable to supply us in the future, our business could be severely disrupted.

If we lose our senior management, our business may be adversely affected.

The success of our business is largely dependent on our executive officers, as well as on our ability to attract and retain other highly qualified technical and management personnel. We believe that there is, and will continue to be, intense competition for qualified personnel in the telecommunications industry, and we may be unable to attract and retain the personnel necessary for the development of our business. The loss of key personnel or the failure to attract additional personnel as required could have a material adverse effect on our business, financial condition and consolidated results of operations. We do not currently maintain “key person” life insurance on any of our key employees.

We may be subject to claims of infringement regarding telecommunications technologies that are protected by patents and other intellectual property rights.

In general, we do not manufacture any of the equipment used in our telecommunications businesses and do not own any patents. Accordingly, we purchase the infrastructure equipment and handsets used in our business from third parties and obtain licenses to use the associated intellectual property Telecommunications technologies are protected by a wide variety of patents and other intellectual property rights. As a result, third parties may assert infringement claims from time to time against us (or our suppliers) based on the way we use these technologies in our business. To protect us against possible infringement claims, we may have indemnification agreements with the manufacturers and suppliers that provide us with the equipment and technology we use in our business. However, we do not always have such agreements in place and, even if we have such agreements in place, we may not be fully protected against all losses associated with infringement claims. Whether or not an infringement claim was valid or successful, it could adversely affect our business by diverting management attention, involving us in costly and time-consuming litigation, requiring us to enter into royalty or licensing agreements (which may not be available on acceptable terms, or at all), or requiring us to redesign our business operations or systems to avoid claims of infringement.

Business, political, regulatory and economic factors and severe weather may significantly affect our operations and hurt our overall performance.

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Our business is dependent on the business and economic conditions as well as consumer spending in the areas in which we operate, particularly in the Caribbean. If existing economic conditions in the Caribbean were to deteriorate, the market for wireless or other communications services in the Caribbean may be disproportionately and adversely affected due to the generally lower per capita income in the Caribbean as compared to the United States. This deterioration would also have an adverse effect on our business in the Caribbean and, because our Puerto Rico operations contribute significantly to our financial performance, on our overall financial condition and consolidated results of operations. Specifically, during fiscal 2006, the government of Puerto Rico had a fiscal budget crisis that forced the shutdown of the government for several days. This had an adverse impact on our business in Puerto Rico. In addition, during fiscal 2007, the government in Puerto Rico intends to implement a new sales tax. We believe this new tax will be applicable to telecommunications services and could have an adverse effect on our business.

Our business may be materially adversely affected by events such as hurricanes, earthquakes, labor strikes, terrorism and other factors that may generally affect the regions in which we operate. For instance, hurricanes and labor strikes significantly slow down the provisioning of services by third parties and needed repair of our network, which could adversely affect our ability to deliver telecommunications.

Any change in Puerto Rico’s political status with the United States, or the ongoing debate about such status, could affect the economy of Puerto Rico. The ultimate effect of possible changes in Puerto Rico’s governmental and political status is uncertain and, accordingly, we cannot assure you that such changes will not materially adversely affect our business and consolidated results of operations. In addition, the economy of the Caribbean area is highly dependent on tourism. If the tourism industry declines, in particular as a result of the threat of terrorism, it could have a material adverse effect on our business.

The Dominican Republic’s currency is the DR peso. The DR peso experienced approximately 80% devaluation against the U.S. dollar during fiscal 2004. We transact the majority of our business in the Dominican Republic in DR pesos; however, we purchase wireless phones and network infrastructure in U.S. dollars, thereby exposing us to foreign currency exchange risk. Further devaluation of the DR peso could have a material adverse effect on our Dominican Republic operations’ profitability.

Our USF may be reduced or eliminated.

During fiscal 2006, we received approximately $40.6 million in payments from the federal USF in connection with our operations in Louisiana, Michigan, Indiana, Mississippi and Puerto Rico, based on FCC rules that make such funding available to competitive carriers, including wireless carriers, operating in areas where the established landline carrier also receives such funding. However, these FCC rules are currently under review and may be changed in a way that materially reduces or eliminates our right to obtain such funding. Accordingly, we may not receive any USF in the future. Loss of USF revenues could adversely affect our consolidated results of operations.

Wireless devices may pose health and safety risks, and driving while using a wireless phone may be prohibited; as a result, we may be subject to new regulations, and demand for our services may decrease.

The perceived safety risk associated with the use of a wireless device while driving may adversely affect our consolidated results of operations. Studies have indicated that using wireless devices while driving may impair a driver’s attention. The U.S. Congress has proposed legislation that would seek to withhold a portion of federal funds from any state that does not enact legislation prohibiting individuals from using wireless telephones while driving motor vehicles. In addition, many state and local legislative bodies have passed and proposed legislation to restrict the use of wireless telephones while driving motor vehicles. Concerns over safety risks and the effect of future legislation, if adopted and enforced in the areas we serve, could limit our ability to market and sell our wireless services. In addition, these concerns and this legislation may discourage use of our wireless devices and decrease our revenue from customers who now use their wireless telephones while driving. Further, litigation relating to accidents, deaths or serious bodily injuries allegedly incurred as a result of wireless telephone use while driving could result in damage awards against telecommunications providers, adverse publicity and further governmental regulation. Any or all of these results, if they occur, could have a material adverse effect on our consolidated results of operations and financial condition.

Media reports have suggested that, and studies have been undertaken to determine whether, certain radio frequency emissions from wireless handsets and cell sites may be linked to various health concerns, including cancer,

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and may interfere with various electronic medical devices, including hearing aids and pacemakers. In addition, lawsuits have been filed against other participants in the wireless industry alleging various adverse health consequences as a result of wireless phone usage. If consumers’ health concerns over radio frequency emissions increase, they may be discouraged from using wireless handsets and regulators may impose restrictions on the location and operation of cell sites. These concerns could have an adverse effect on the wireless communications industry and expose wireless providers to litigation, which, even if not successful, can be costly to defend.

Government authorities might increase regulation of wireless handsets and cell sites as a result of these health concerns and wireless companies might be held liable for costs or damages associated with these concerns. The actual or perceived risk of radio frequency emissions could also adversely affect us through a reduced subscriber growth rate, a reduction in our subscribers, reduced network usage per subscriber or reduced financing available to the wireless communications industry.

Our network capacity and customer service system may not be adequate and may not expand quickly enough to support our anticipated customer growth.

Our financial and operational success depends on assuring that we have adequate network capacity and a sufficient customer support system to accommodate anticipated new customers and the related increase in usage of our network. Our wireless minutes of use continue to grow and, as a result, our networks will need to expand to meet this growth. In particular, our postpaid subscribers in the Caribbean used an average of 1,400 minutes during the three months ended May 31, 2006, as compared to 1,309 minutes during the three months ended May 31, 2005. Our postpaid subscribers in the United States used an average of 831 minutes during the three months ended May 31, 2006, as compared to 643 minutes for the same period in 2005. Our failure to expand and upgrade our networks to meet the increased usage could have a material adverse effect on our business.

The network capacity plan relies on:

•	the availability of wireless handsets of the appropriate model and type to meet the demands and preferences of our customers;

•	the ability to obtain and construct additional cell sites and other infrastructure equipment;

•	the ability to obtain additional spectrum if required; and

•	the ability to obtain the capital to expand and upgrade our network.

In addition, we must implement, manage and monitor effective procedures for customer activation, customer service, billing and other support services. Reliance on our customer service functions will increase as we add new customers. Our failure to timely and efficiently meet the demands for these services could decrease or slow subscriber growth or delay or otherwise impede billing and collection of amounts owed, which would adversely affect our revenue. We cannot make assurances that our customer service systems and network capacity will expand quickly enough to keep up with customer growth, and failure to do so would impair our ability to compete, which would adversely affect our results and financial operations.

We rely heavily on our networks and the networks of other telecommunications providers to support all of our services. We are able to deliver services only to the extent that we can protect our network systems against damage from power or telecommunications failures, computer viruses, natural disasters, unauthorized access and other disruptions. Should we experience a prolonged or severe system failure, our customers may choose a different provider, our reputation may be damaged and our consolidated results of operations may be adversely affected.

Risks Related to Our Capital Structure

Our substantial debt obligations could impair our liquidity and financial condition.

We are a highly leveraged company. At May 31, 2006, we had approximately $2.1 billion of consolidated long-term debt. Our ability to make payments on our debt and to fund operations and significant planned capital expenditures will depend on our ability to generate cash in the future. Net cash provided by operations for fiscal 2006

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was $191.6 million. Capital expenditures were approximately $145.5 million for fiscal 2006.

Our substantial debt service obligations could have important consequences to you, including the following:

•	limiting our ability to borrow money or sell stock to fund working capital, capital expenditures, debt service requirements or other purposes;

•	making it more difficult for us to make payments on our indebtedness;

•	increasing our vulnerability to general economic and industry conditions;

•	limiting our flexibility in planning for, or reacting to, changes in our business or the industry;

•

reducing the amount of cash available for other purposes by requiring us to dedicate a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness;

•

increasing our vulnerability to interest rate increases as a portion of the borrowings under our $750.0 million senior secured credit facility (the “Senior Secured Credit Facility”) and certain of our other indebtedness are at variable interest rates; and

•	placing us at a competitive disadvantage to many of our competitors who are less leveraged than we are.

The term loan portion of the Senior Secured Credit Facility, which on May 31, 2006 had $550.0 million outstanding, matures in 2011, with two equal installments of $275.0 million owing in August 2010 and February 2011. Our 10 1/8% senior unsecured notes due 2013 (the “2013 Senior Notes”) require repayment of $500.0 million of principal in 2013, our senior notes due 2013 (the “2013 Senior Holdco Notes”) require repayment of $550.0 million of principal in 2013, and our 8 1/8% senior unsecured notes due 2014 (the “2014 Senior Notes”) require repayment of $325.0 million of principal in 2014. We do not expect our business to generate cash flow from operations in an amount sufficient to enable us to repay all of this indebtedness when it comes due. As a result, we believe we will need to refinance all or a portion of our remaining existing indebtedness prior to its maturity. However, we may not be able to refinance any or all of our indebtedness on favorable terms or at all. Additionally, the terms of the Senior Secured Credit Facility currently provide that, if we are unable to refinance the outstanding aggregate principal amount of our 10 3/4% senior subordinated notes due 2008 (the “2008 Senior Subordinated Notes”) six months prior to their maturity on December 15, 2008, the aggregate amount outstanding under the Senior Secured Credit Facility will become immediately due and payable.

Despite current indebtedness levels, Centennial and its subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

Despite our substantial indebtedness, we may still be able to incur significantly more debt, which would further reduce the cash we have available to invest in our operations, as a result of our increased debt service obligations. The terms of the indentures governing the 2008 Senior Subordinated Notes, the 2013 Senior Notes and the 2014 Senior Notes, as well as the terms of the Senior Secured Credit Facility, limit, but do not prohibit, the incurrence of additional indebtedness by us and our subsidiaries. In addition to the approximately $150.0 million available under the revolving credit facility portion of the Senior Secured Credit Facility, in certain circumstances, the terms of the Senior Secured Credit Facility provide that available borrowings may be increased by up to $250.0 million through one or more additional term loan or revolving credit facilities. The more leveraged we become, the more we, and in turn the holders of our securities, become exposed to the risks described above. If we do not generate sufficient cash flow to meet our debt service obligations and to fund our working capital requirements, we may need to seek additional financing or sell certain of our assets.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Gross interest expense for fiscal 2006 was approximately $169.1 million. Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and

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other factors that are beyond our control.

Accordingly, it is possible that our business will not generate sufficient cash flow from operations, or that future borrowings will not be available to us under the Senior Secured Credit Facility to enable us to pay our indebtedness or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness, including the Senior Secured Credit Facility and our outstanding notes, on commercially reasonable terms or at all.

Without such refinancing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. The Senior Secured Credit Facility and the indentures governing our other outstanding indebtedness limit our and our subsidiaries’ ability to sell assets and will also restrict the use of proceeds from any such sale. Furthermore, the Senior Secured Credit Facility is secured by substantially all of our assets. Therefore, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our debt service obligations.

Our debt instruments include restrictive and financial covenants that limit our operating flexibility.

The Senior Secured Credit Facility requires us to maintain certain financial ratios, and the Senior Secured Credit Facility and the indentures governing our other outstanding indebtedness contain covenants that, among other things, restrict our and our subsidiaries’ ability to take specific actions, even if we believe such actions are in our best interest. These include restrictions on our ability to:

•	incur additional debt;

•	create liens or negative pledges with respect to our assets;

•	pay dividends or distributions on, or redeem or repurchase, our capital stock, including distributions from subsidiaries to Centennial;

•	make investments, loans or advances or other forms of payments;

•	prepay or defease specified indebtedness;

•	enter into transactions with affiliates; or

•	merge, consolidate or sell our assets.

Any failure to comply with the restrictions of the Senior Secured Credit Facility or the indentures governing our other outstanding indebtedness, or certain current and any subsequent financing agreements may result in an event of default under the Senior Secured Credit Facility or the indentures governing our other outstanding indebtedness. Such default may allow our creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, these creditors may be able to terminate any commitments they had made to provide us with further funds.

We have a substantial amount of secured indebtedness and our secured creditors would have a prior secured claim to any collateral securing the debt owed to them.

In connection with the incurrence of indebtedness under the Senior Secured Credit Facility, the lenders received a pledge of all of the equity of Centennial Cellular, our wholly owned subsidiary through which we hold the assets of all of our subsidiaries, including Centennial Puerto Rico, and that of its existing and future direct and indirect subsidiaries (but not to exceed 65% of the voting stock of certain foreign subsidiaries). Additionally, the lenders under our Senior Secured Credit Facility will generally have a lien on all of the assets of Centennial Cellular and these subsidiaries, including Centennial Puerto Rico. As a result of these pledges and liens, if we fail to meet our payment or other obligations under the Senior Secured Credit Facility, the lenders would be entitled to foreclose on and liquidate substantially all of our assets, to the extent required to pay our obligations under the Senior Secured Credit Facility. Under those circumstances, we may not have sufficient funds to service our other indebtedness.

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Future sales of our common stock may depress the market price of our common stock.

If our stockholders sell substantial amounts of our common stock in the public market, or if it is perceived that such sales could occur, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity securities in the future at times and prices that we deem appropriate. We have entered into a registration rights agreement with the Welsh, Carson, Anderson & Stowe (“Welsh Carson”) investors, The Blackstone Group investors and certain other stockholders. Currently, these stockholders collectively have approximately 68 million shares registered for resale under the shelf registration statements to which this prospectus relates. The registration rights agreement provides, among other things, that holders of a majority of the outstanding shares of common stock held by either of the Welsh Carson investors or The Blackstone Group investors may request that we register all or any portion of the shares they then hold and assist with takedowns from the shelf registration statement. If the Welsh Carson investors or The Blackstone Group investors sell substantial amounts of our common stock in the public market, or if it is perceived that such sales could occur, the market price of our common stock could fall.

The price of our common stock may be volatile and will depend on a variety of factors, some of which are beyond our control.

The market price of our common stock has historically experienced and may continue to experience significant volatility. During the twelve months ended May 31, 2006, the market price of our common stock ranged from $5.54 to $16.99 per share. In January 2006, we paid a special cash dividend of $5.52 per share, and the market price for our common stock was adjusted accordingly. The market price of our common stock may continue to fluctuate significantly due to a number of factors, some of which are beyond our control. These factors include, but are not limited to, our historical and anticipated operating results, technological or regulatory changes in our industry, announcements or actions by our competitors, low trading volume in our common stock and general market and economic conditions. These factors could cause our common stock to trade at prices below the prices which holders of our common stock paid for their shares, which could prevent investors in our common stock from selling their common stock at or above the prices at which they purchased their shares. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, securities class-action litigation has often been brought against that company. If similar litigation were instituted against us, it could result in substantial costs and divert management’s attention and resources from our operations.

A group of affiliated stockholders controls the voting power and our Board of Directors and may have interests adverse to the interests of the other holders of our common stock.

Welsh Carson, certain of its affiliates and affiliates of The Blackstone Group collectively hold approximately 77% of our outstanding shares of common stock. Accordingly, these equity investors, directly or indirectly, control our company and have the power to elect all of our directors, appoint new management and approve or reject any action requiring the approval of stockholders, including adopting amendments to our charter and approving mergers and sales of all or substantially all of our assets. This concentration of ownership may delay or deter possible changes in control of our company, which may reduce the value of your investment. These equity investors may make decisions that are adverse to the interests of other holders of our securities.

We are a “controlled company” within the meaning of the NASDAQ rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements.

The NASDAQ Stock Market, Inc. has established rules with respect to certain corporate governance matters, including requirements for a board consisting of a majority of independent directors, executive sessions of independent directors and independent audit, compensation and nominating committees, among others. Any company of which more than 50% of the voting power is held by an individual, group or another company, or a “controlled company,” is exempt from certain of these requirements. The Welsh Carson investors currently own more than a majority of our outstanding common stock, and therefore we qualify for and rely on certain of these exemptions. As a result, if we were no longer considered a “controlled company,” we may not be in compliance with all of NASDAQ’s corporate governance standards. Accordingly, you may not have the same protections afforded to security holders of companies that are subject to all of the NASDAQ corporate governance requirements.

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Provisions of our amended and restated certificate of incorporation and Delaware law may make it more difficult for investors in our common stock to receive a change in control premium on our common stock.

Our board of directors’ ability to designate and issue up to 10,000,000 shares of preferred stock and issue approximately 135,000,000 additional shares of common stock could materially and adversely affect the voting power of the holders of common stock, and could have the effect of making it more difficult for a person to acquire, or could discourage a person from seeking to acquire, control of our company. If this occurred, investors in our common stock could lose the opportunity to receive a premium on the sale of their shares in a change of control transaction.

In addition, the Delaware General Corporation Law contains provisions that would have the effect of restricting, delaying or preventing altogether certain business combinations with an interested stockholder. Interested stockholders include, among others, any person who, together with affiliates and associates, becomes the owner, or within three years became the owner, of 15% or more of a corporation’s voting stock. These provisions could also limit an investor’s ability to receive a premium in a change of control transaction.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows the consolidated ratio of earnings to fixed charges of Centennial for each of the five most recent fiscal years and the most recent interim period.

	Year Ended May 31,
	2006	2005	2004	2003	2002
Ratio of earnings to fixed charges (a)	1.25	1.14	--	--	--

__________

(a)     For purposes of determining the ratio of earnings to fixed charges, earnings are defined as our income (loss) from continuing operations before income tax expense (benefit), income from equity investments, minority interest in income of subsidiaries, and cumulative effect of change in accounting principle, as adjusted to include only distributed income of less than 50% owned equity investments, plus fixed charges (other than capitalized interest). Fixed charges consist of interest expense, including amortization of debt issuance costs, loss on extinguishment of debt, and the portion of rents deemed representative of the interest portion of leases. In fiscal 2004, fiscal 2003 and fiscal 2002, earnings were less than fixed charges by $6.9 million, $4.7 million and $82.4 million, respectively.

USE OF PROCEEDS

We will use the net proceeds that we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include repayment of other debt, capital expenditures, possible acquisitions and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

We will not receive any proceeds from the sale of any shares of common stock offered by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

This section explains the provisions of the debt securities. The terms of the debt securities offered by any prospectus supplement and any changes from these terms will be described in the prospectus supplement.

The Centennial debt securities will be general unsecured obligations of Centennial Communications Corp. The Centennial senior debt securities will be senior to all subordinated debt of Centennial Communications Corp., including any outstanding Centennial senior subordinated debt securities and Centennial subordinated debt securities, including the existing 2008 Senior Subordinated Notes. The Centennial senior debt securities will rank equally with

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other unsecured, unsubordinated debt of Centennial Communications Corp., including the 2013 Senior Notes, the 2013 Senior Holdco Notes and the 2014 Senior Notes.

The Centennial senior subordinated debt securities will be subordinate to any Centennial senior debt, including our guarantees under the senior credit facility, and to certain other debt obligations of Centennial that may be outstanding. The Centennial senior subordinated debt securities will rank equally with certain other senior subordinated debt of Centennial that may be outstanding, including the existing 2008 Senior Subordinated Notes, and senior to certain subordinated debt of Centennial that may be outstanding, including any Centennial subordinated debt securities.

The Centennial subordinated debt securities will be subordinate in right of payment to any Centennial senior debt, including amounts outstanding under the senior credit facility, and Centennial senior subordinated debt securities, including the existing 2008 Senior Subordinated Notes, and to certain other obligations of Centennial Communications Corp. and will rank equally with certain other subordinated debt of Centennial Communications Corp.

The Centennial senior debt securities are to be issued under a supplement to the indenture, dated as of November 15, 1993, between Centennial and The Bank of New York, as successor trustee to Bank of Montreal Trust Company. We refer to this indenture as the “Centennial senior indenture.” Centennial senior subordinated debt securities are to be issued under an indenture to be executed by Centennial and Norwest Bank Minnesota, National Association, as trustee. We refer to this indenture as the “Centennial senior subordinated indenture.” Centennial subordinated debt securities are to be issued under an indenture to be executed by Centennial and Wilmington Trust Company, as trustee. We refer to this indenture as the “Centennial subordinated indenture.” In this prospectus, the Centennial senior indenture, the Centennial senior subordinated indenture and the Centennial subordinated indenture are sometimes collectively referred to as the “Centennial indentures” and the trustees thereunder are sometimes collectively referred to as the “Centennial trustees” and individually as a “Centennial trustee.”

Any of the Centennial debt securities may be guaranteed by, but are not required to be guaranteed by, Centennial Puerto Rico and certain other direct and indirect parent entities of Centennial Puerto Rico, as described in the applicable prospectus supplement. The terms of any such guarantee will be contained in a supplemental indenture to the applicable Centennial indenture.

The Centennial Puerto Rico debt securities will be general unsecured obligations of Centennial Puerto Rico. The Centennial Puerto Rico senior debt securities will be senior to all subordinated debt of Centennial Puerto Rico, including any outstanding Centennial Puerto Rico senior subordinated debt securities and Centennial Puerto Rico subordinated debt securities, including its obligations under the existing 2008 Senior Subordinated Notes. The Centennial Puerto Rico senior debt securities will rank equally with other unsecured, unsubordinated debt of Centennial Puerto Rico.

The Centennial Puerto Rico senior subordinated debt securities will be subordinated to any Centennial Puerto Rico senior debt securities and to other certain debt obligations of Centennial Puerto Rico, including amounts and guarantees outstanding under our senior credit facilities, that may be outstanding. The Centennial Puerto Rico senior subordinated debt securities will rank equally with certain other senior subordinated debt of Centennial Puerto Rico that may be outstanding, including its guarantee of the existing 2008 Senior Subordinated Notes, and senior to certain subordinated debt of Centennial Puerto Rico that may be outstanding, including any Centennial Puerto Rico subordinated debt securities.

The Centennial Puerto Rico subordinated debt securities will be subordinated in right of payment to any Centennial Puerto Rico senior debt securities, including amounts and guarantees outstanding under our senior credit facilities, and Centennial Puerto Rico senior subordinated debt securities and to certain other obligations of Centennial Puerto Rico, including its obligations under the existing 2008 Senior Subordinated Notes, 2013 Senior Notes, and 2014 Senior Notes and will rank equally with certain other subordinated debt of Centennial Puerto Rico. The Centennial Puerto Rico debt securities will be guaranteed as described below.

The Centennial Puerto Rico senior debt securities will be issued under a senior indenture to be executed between Centennial Puerto Rico, and Centennial, Centennial Cellular, and Centennial Caribbean Holding as guarantors, and The Bank of New York, as trustee. We refer to this indenture as the “Centennial Puerto Rico senior indenture.” The

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Centennial Puerto Rico senior subordinated debt securities will be issued under a senior subordinated indenture to be executed between Centennial Puerto Rico, and Centennial, Centennial Cellular, and Centennial Caribbean Holding, as guarantors, and Norwest Bank Minnesota, National Association, as trustee. We refer to this indenture as the “Centennial Puerto Rico senior subordinated indenture.” The Centennial Puerto Rico subordinated debt securities will be issued under a subordinated indenture to be executed between Centennial Puerto Rico, and Centennial, Centennial Cellular, and Centennial Caribbean Holding, as guarantors, and Wilmington Trust Company, as trustee. We refer to this indenture as the “Centennial Puerto Rico subordinated indenture.”

The Centennial Puerto Rico senior indenture, the Centennial Puerto Rico senior subordinated indenture and the Centennial Puerto Rico subordinated indenture are sometimes referred to individually as a “Centennial Puerto Rico indenture” and collectively as the “Centennial Puerto Rico indentures” and the trustees thereunder are sometimes collectively referred to as the “Centennial Puerto Rico trustees” and individually as a “Centennial Puerto Rico trustee.”

The Centennial senior indenture and the Centennial Puerto Rico senior indenture are sometimes referred to individually as a “senior debt indenture” and collectively as the “senior debt indentures.” The Centennial senior subordinated indenture and the Centennial Puerto Rico senior subordinated indenture are sometimes referred to individually as a “senior subordinated indenture” and collectively as the “senior subordinated debt indentures.” The Centennial subordinated indenture and the Centennial Puerto Rico subordinated indenture are sometimes referred to individually as a “subordinated indenture” and collectively as the “subordinated indentures.” The Centennial indentures and the Centennial Puerto Rico indentures are sometimes referred to individually as an “indenture” and collectively as the “indentures.” The Centennial trustees and Centennial Puerto Rico trustees are sometimes referred to individually as a “trustee” and collectively as “trustees.”

The indentures are substantially identical, except for provisions relating to guarantees, conversion and subordination. For purposes of the summaries below, the term “issuer” shall refer to Centennial in the case of Centennial debt securities and Centennial Puerto Rico in the case of Centennial Puerto Rico debt securities. The term “obligors” shall refer to Centennial in the case of Centennial debt securities and Centennial indentures (and, in the event such debt securities are guaranteed, also to any guarantors thereunder), and Centennial Puerto Rico and Centennial, Centennial Cellular, and Centennial Caribbean Holding, as “guarantors,” in the case of the Centennial Puerto Rico debt securities and the Centennial Puerto Rico indentures.

The Centennial senior debt securities and the Centennial Puerto Rico senior debt securities may be referred to collectively as “senior debt securities.” The Centennial senior subordinated debt securities and the Centennial Puerto Rico senior subordinated debt securities may be referred to collectively as “senior subordinated debt securities.” The Centennial subordinated debt securities and the Centennial Puerto Rico subordinated debt securities may be referred to collectively as “subordinated debt securities.”

General

The indentures do not limit the aggregate principal amount of debentures, notes or other debt securities which may be issued. The indentures also provide that debt securities may be issued in one or more series, in such form or forms, with such terms and up to the amount authorized by the applicable issuer.

Reference is made to the prospectus supplement for the following terms of any offered debt securities:

•	the identity of the issuer and any guarantor;

•

the designation (including whether they are senior debt securities, senior subordinated debt securities or subordinated debt securities and whether such debt securities are convertible), aggregate principal amount and authorized denominations of the offered debt securities;

•	the percentage of their principal amount at which such offered debt securities will be issued;

•	the date or dates on which the offered debt securities will mature or the method of determination thereof;

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•

the rate or rates (which may be fixed or variable) at which the offered debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, any reset features of the rates and the date or dates from which such interest will accrue or the method by which such date or dates shall be determined;

•	the dates on which any such interest will be payable and the regular record dates for such interest payment dates;

•	any mandatory or optional sinking fund or purchase fund or similar provisions;

•

if applicable, the date after which and the price or prices at which the offered debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at the option of the applicable issuer or of the holder thereof and the other redemption terms;

•

if applicable, the terms and conditions upon which the offered debt securities may be convertible into common stock, including the initial conversion rate, the conversion period and any other provision;

•	whether such offered debt securities shall be subject to defeasance and under what terms;

•	any events of default provided with respect to the offered debt securities that are in addition to or different from those explained here;

•	any subordination terms that are in addition to or different from those explained here;

•	any guarantee terms that are in addition to or different from those explained here; and

•	any other terms of the offered debt securities.

Unless otherwise indicated in the prospectus supplement, the principal of, premium and interest on the offered debt securities will be payable, and exchanges and transfers of the debt securities will be handled, at the applicable trustee’s corporate trust office. The applicable issuer will have the option to pay interest by check mailed to the holder’s address as it appears in the security register.

Unless otherwise indicated in the prospectus supplement, the offered debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of the offered debt securities, but the applicable issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with an exchange or transfer.

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in the prospectus supplement.

Ranking

The payment of the principal of, premium, if any, and interest on, the subordinated debt securities will be subordinated, as set forth in the senior subordinated or subordinated indentures, in right of payment, to the prior payment in full of all senior indebtedness.

In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to an issuer, a guarantor or to their respective assets, or any liquidation, dissolution or other winding-up of an issuer or of a guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or their marshalling of assets or liabilities of an issuer or of a guarantor (except in connection with the consolidation or merger of an issuer or of a guarantor or their respective liquidation or dissolution following the conveyance, transfer or lease of their respective properties and assets substantially as an entirety upon the terms and conditions described under “Consolidation, Merger and Sale of Assets” below), the holders of senior indebtedness will be entitled to

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receive payment in full in cash or cash equivalents of all senior indebtedness, or provision shall be made for such payment in full, before the holders of subordinated debt securities will be entitled to receive any payment or distribution of any kind or character (other than any payment or distribution in the form of equity securities or subordinated securities of an issuer or of a guarantor or any successor that, in the case of any such subordinated securities, are subordinated in right of payment to all senior indebtedness that may at the time be outstanding to at least the same extent as the subordinated debt securities are so subordinated (such equity securities or subordinated securities hereinafter being “permitted junior securities”) and any payment made pursuant to the provisions described under “Satisfaction and Discharge of Indenture; Defeasance” from monies or U.S. Government Obligations (as defined in the indentures) previously deposited with the applicable trustee on account of principal of, or premium, if any, or interest on the subordinated debt securities); and any payment or distribution of assets of an issuer of any kind or character, whether in cash, property or securities (other than a payment or distribution in the form of permitted junior securities and payments made pursuant to the provision described under “Satisfaction and Discharge of Indenture; Defeasance” from monies or U.S. Government Obligations previously deposited with the trustee), by set-off or otherwise, to which the holders of the subordinated debt securities or the trustee would be entitled but for the provisions of the applicable indenture, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of senior indebtedness or their representative or representatives ratably according to the aggregate amounts remaining unpaid on account of the senior indebtedness to the extent necessary to make payment in full of all senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

No payment or distribution of any assets of an issuer or of a guarantor of any kind or character, whether in cash, property or securities (other than permitted junior securities and payments made pursuant to the provisions described under “Satisfaction and Discharge of Indenture; Defeasance” from monies or U.S. Government Obligations previously deposited with the trustee), may be made by or on behalf of an issuer or of a guarantor on account of principal of, premium, if any, or interest on the subordinated debt securities or on account of the purchase, redemption or other acquisition of subordinated debt securities upon the occurrence of any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest on designated senior indebtedness (a “payment default”) until such payment default shall have been cured or waived in writing or shall have ceased to exist or such designated senior indebtedness shall have been discharged or paid in full in cash or cash equivalents.

No payment or distribution of any assets of an issuer or of a guarantor of any kind or character, whether in cash, property or securities (other than permitted junior securities and payments made pursuant to the provisions described under “Satisfaction and Discharge of Indenture; Defeasance” from monies or U.S. Government Obligations previously deposited with the trustee), may be made by or on behalf of an issuer or of a guarantor on account of principal of, premium, if any, or interest on the subordinated debt securities or on account of the purchase, redemption or other acquisition of subordinated debt securities for the period specified below (a “payment blockage period”) upon the occurrence of any default or event of default with respect to any designated senior indebtedness other than any payment default pursuant to which the maturity thereof may be accelerated (a “non-payment default”) and receipt by the trustee of written notice thereof from the agent bank under the senior credit facilities (the “agent bank”) or other representative of holders of designated senior indebtedness.

The payment blockage period will commence upon the date of receipt by the trustee of written notice from the agent bank or such other representative of the holders of the designated senior indebtedness in respect of which the non-payment default exists and shall end on the earliest of (1) 179 days thereafter (provided that any designated senior indebtedness as to which notice was given shall not theretofore have been accelerated), (2) the date on which such non-payment default is cured, waived or ceases to exist or such designated senior indebtedness is discharged or paid in full in cash or cash equivalents or (3) the date on which such payment blockage period shall have been terminated by written notice to the trustee or the issuer from the agent bank or such other representative initiating such payment blockage period, after which the issuer will resume making any and all required payments in respect of the subordinated debt securities, including any missed payments. In any event, not more than one payment blockage period may be commenced during any period of 365 consecutive days, and there must be at least 186 consecutive days in every 365-day period during which there is no payment blockage period. No event of default that existed or was continuing on the date of the commencement of any payment blockage period will be, or can be made, the basis for the commencement of a subsequent payment blockage period, unless such default has been cured or waived for a

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period of not less than 90 consecutive days subsequent to the commencement of such initial payment blockage period.

In the event that, notwithstanding the provisions of the preceding four paragraphs, any payment shall be made to the trustee which is prohibited by such provisions, then and in such event such payment shall be paid over and delivered by such trustee to the agent bank and any other representative of holders of designated senior indebtedness, as their interests may appear, for application to designated senior indebtedness. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated (equally and ratably with all other indebtedness pari passu with the subordinated debt securities) to the rights of holders of senior indebtedness to receive distributions applicable to senior Indebtedness to the extent that distributions otherwise payable to the holders of the subordinated debt securities have been applied to the payment of senior indebtedness.

Failure by an issuer to make any required payment in respect of the subordinated debt securities when due and within any applicable grace period, whether or not occurring during a payment blockage period, will result in an event of default under the applicable indenture and, therefore, holders of the subordinated debt securities will have the right to accelerate the maturity thereof. See “Defaults, Notice and Waiver.”

By reason of such subordination, in the event of liquidation, receivership, reorganization or insolvency of an issuer or any guarantor, creditors of an issuer or such guarantor who are holders of senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities, and assets which would otherwise be available to pay obligations in respect of the subordinated debt securities will be available only after all senior indebtedness has been paid in full in cash or cash equivalents, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes.

“Senior indebtedness” means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any indebtedness of an issuer or a guarantor (other than as otherwise provided in this definition), whether outstanding on the date of the applicable indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities. Notwithstanding the foregoing, “senior indebtedness” shall not include:

(1)	indebtedness evidenced by the subordinated debt securities or guarantees,

(2)	indebtedness that is subordinate or junior in right of payment to any indebtedness of an issuer or a guarantor,

(3)	indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code, is without recourse to the issuer,

(4)	indebtedness which is represented by capital stock,

(5)	any liability for foreign, federal, state, local or other taxes owed or owing by an issuer or a guarantor to the extent such liability constitutes indebtedness,

(6)	indebtedness of an issuer to a subsidiary or any other affiliate of an issuer or a guarantor or any of such affiliate’s subsidiaries,

(7)

to the extent it might constitute indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by an issuer or a guarantor, and amounts owed by the issuer for compensation to employees or services rendered to an issuer or a guarantor,

(8)	that portion of any indebtedness which at the time of issuance is issued in violation of the indenture and

(9)	indebtedness evidenced by any guarantee of any subordinated indebtedness.

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“Designated senior indebtedness” means (i) all senior indebtedness under the senior credit facilities and (ii) any other senior indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25.0 million and which is specifically designated in the instrument evidencing such senior indebtedness or the agreement under which such senior indebtedness arises as “designated senior indebtedness” by an issuer.

Conversion Rights

The prospectus supplement will provide whether the offered debt securities will be convertible and, if so, the initial conversion price or conversion rate at which such convertible debt securities will be convertible into common stock. Only Centennial debt securities may be convertible into shares of capital stock of Centennial; the Centennial Puerto Rico debt securities will not be convertible. The holder of any convertible debt security will have the right exercisable at any time during the time period specified in the prospectus supplement, unless previously redeemed by Centennial, to convert such debt security at the principal amount (or, if such debt security is an original issue discount security, such portion of the principal amount thereof as is specified in the terms of such debt security) into shares of common stock at the conversion price or conversion rate set forth in the prospectus supplement, subject to adjustment. The holder of a convertible debt security may convert a portion of the debt security which is $1,000 or any integral multiple of $1,000. In the case of debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption as may be specified in the prospectus supplement, except that in the case of redemption at the option of the holder, if applicable, such right will terminate upon receipt of written notice of the exercise of the option.

In certain events, the conversion rate will be subject to adjustment as set forth in the Centennial indentures. Such events include:

• the issuance of shares of any class of capital stock of Centennial as a dividend on the common stock into which the debt securities of such series are convertible;

• subdivisions, combinations and reclassifications of the common stock into which debt securities of such series are convertible;

• the issuance to all holders of common stock into which debt securities of such series are convertible of rights or warrants entitling the holders (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at a price per share less than the current market price per share of common stock (as defined in the indentures); and

• the distribution to all holders of common stock of evidences of debt of Centennial or of assets (excluding cash dividends paid from retained earnings and dividends payable in common stock for which adjustment is made as referred to above) or subscription rights or warrants (other than those referred to above).

No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. Fractional shares of common stock will not be issued upon conversion, but Centennial will pay a cash adjustment for it. Convertible debt securities surrendered for conversion between the record date for an interest payment, if any, and the interest payment date (except convertible debt securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest which the registered holder is to receive.

Defaults, Notice and Waiver

The following are events of default under the indentures with respect to debt securities of any series issued thereunder:

• default in the payment of interest on any debt security of that series when due continued for 30 days (whether or not such payment is prohibited by the subordination provisions of the indenture);

• default in the payment of the principal of (or premium, if any on,) any debt security of that series at its maturity (whether or not payment is prohibited by the subordination provisions of the indenture);

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• default in the deposit of any sinking fund payment or similar obligation, when due by the terms of any debt security of that series (whether or not payment is prohibited by the subordination provisions of the indenture);

• default in the performance, or breach, of any other covenant or warranty of the applicable entities specified in the indenture or any debt security of that series (other than a covenant included in the indenture solely for the benefit of debt securities other than that series), continued for 90 days after written notice from the trustee or the holders of 25% or more in principal amount of the debt securities of such series outstanding;

• certain events of bankruptcy, insolvency or reorganization;

• any guarantee shall for any reason cease to exist or shall not be in full force and effect enforceable in accordance with its terms; and

• any other event of default provided with respect to debt securities of that series.

If an event of default with respect to debt securities of any series at the time outstanding shall occur and be continuing, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the unpaid principal balance immediately due and payable. However, any time after a declaration of acceleration with respect to debt securities of any series has been made, but before judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver.”

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provision relating to acceleration of the maturity of a portion of the principal amount of such original issue discount securities upon the occurrence of an event of default and the continuation thereof.

The applicable issuer must file annually with each trustee an officers’ certificate stating whether or not the issuer is in default in the performance and observance of any of the terms, provisions and conditions of the respective indenture and, if so, specifying the nature and status of the default.

Each indenture provides that the trustee, within 90 days after the occurrence of a default, will give to holders of debt securities of any series notice of all defaults with respect to such series known to it, unless such default was cured or waived; but, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund or similar obligation installment with respect to debt securities of such series, the trustee shall be protected in withholding such notice if the board of directors or such committee of directors as designated in such indenture or responsible officer of the trustee in good faith determines that the withholding of such notice is in the interest of such holders.

Each indenture contains a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any right or power under such indenture at the request of any such holders. Each indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may, subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee regarding the debt securities of such series. The right of a holder to institute a proceeding with respect to each indenture is subject to certain conditions precedent including notice and indemnity to the trustee, but the holder has an absolute right to receipt of principal and interest when due and to institute suit for payment of principal and interest.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the prospectus supplement relating to offered debt securities, the applicable issuer, or, in the case of Centennial Puerto Rico debt securities, Centennial Cellular, without the consent of any holder of outstanding debt securities, may consolidate with or merge into any other person, or convey, transfer or lease its assets substantially as an entirety to, any person, provided that the person formed by such consolidation or into which the applicable issuer is merged or the person which acquires by conveyance or transfer or lease the assets of the

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applicable issuer substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the applicable issuer’s obligations on the debt securities and under the indenture, that after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing, and that certain other conditions are met.

Modification and Waiver

Modification and amendments of the indentures may be made by the applicable issuer and the trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected provided, that no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

• change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

• reduce the principal amount of, or any premium or interest, on any debt security;

• reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

• adversely affect any right of repayment at the option of the holder of any security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation of the holder or modify the payment terms of any sinking fund or similar obligation;

• impair the right to commence suit for the enforcement of any payment on or with respect to any debt security; or

• reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

Without the consent of any holder of outstanding debt securities, the applicable issuer may amend or supplement the indentures and each series of debt securities to cure any ambiguity or inconsistency or to provide for debt securities in bearer form in addition to or in place of registered debt securities or to make any other provisions that do not adversely affect the rights of any holder of outstanding debt securities; including adding guarantees.

The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive any past default under the indenture with respect to that series, except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in respect of a provision which under such indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series.

Satisfaction and Discharge of Indenture; Defeasance

Each indenture may be discharged upon payment of the principal, premium and interest on all the debt securities and all other sums due thereunder. In addition, the indentures provide that if, at any time after the date thereof, the applicable issuer, if so permitted with respect to debt securities of a particular series, shall deposit with the trustee, in trust for the benefit of the holders thereof, (i) funds sufficient to pay, or (ii) U.S. government obligations as will, or will together with the income thereon without consideration of any reinvestment thereof, be sufficient to pay, all sums due for the principal of (and premium, if any) and interest, if any, on the debt securities of such series, as they shall become due from time to time, and certain other conditions are met, the trustee shall cancel and satisfy such indenture with respect to such series, to the extent provided therein. The prospectus supplement describing the debt securities of such series will more fully describe the provisions, if any, relating to such cancellation and satisfaction of the indenture with respect to such series.

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Guarantees

Payment of the principal of, premium, if any, and interest on the Centennial Puerto Rico debt securities will be guaranteed jointly and severally, by Centennial, Centennial Cellular, and Centennial Caribbean Holding. The guarantees will be made on a senior, senior subordinated or subordinated basis corresponding to the relative ranking of the underlying debt securities.

The obligations of each guarantor under its guarantee will be limited so as not to constitute a fraudulent conveyance under applicable U.S. federal or state laws. Each guarantor that makes a payment or distribution under its guarantee will be entitled to a contribution from any other guarantor in a pro rata amount based on the net assets of each guarantor determined in accordance with generally accepted accounting principles. A guarantee issued by any guarantor will be automatically and unconditionally released and discharged upon any sale, exchange or transfer to any person not an affiliate of Centennial of all of Centennial’s capital stock in, or all or substantially all the assets of, such guarantor.

Any of the Centennial debt securities may be guaranteed by Centennial Puerto Rico and its direct and indirect parent entities other than Centennial Communications Corp. The terms of any such guarantee will be described in the applicable prospectus supplement and set forth in the applicable supplemental indenture.

Trustees

The trustees may perform certain services for and transact other banking business with Centennial or Centennial Puerto Rico from time to time in the ordinary course of business.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes some general terms that will apply to each series of preferred stock that Centennial may issue. It is not complete, and we refer you to the amended and restated certificate of incorporation and the form of the Certificate of Designations Powers, Preferences and Rights for preferred stock, which we will file with the SEC upon any offering of preferred stock. Although our amended and restated charter authorizes the issuance of up to 10 million shares of preferred stock, par value $.01 per share, in series, we currently have no preferred stock outstanding.

Specific Terms of Each Series

Each time that we issue a new series of preferred stock, we will file with the SEC a definitive certificate of designations, and the prospectus supplement relating to that new series will specify the particular number of shares, price and other terms of that preferred stock. These terms will include:

•	the designation of the title of the series;

•	dividend rates;

•	redemption provisions, if any;

•	special or relative rights in the event of liquidation, dissolution, distribution or winding up of Centennial;

•	sinking fund provisions, if any;

•	whether the preferred stock will be convertible into our common stock or other securities of Centennial or exchangeable for securities of any other person;

•	voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, not inconsistent with the amended and restated certificate of incorporation and by-laws.

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The shares of any series of preferred stock will be, when issued, fully paid and non-assessable. The holders of the preferred stock will not have preemptive rights.

The prospectus supplement relating to the new series will specify whether the series of preferred stock will be issued separately, as part of warrant units or upon exercise of warrants.

Ranking

Each new series of preferred stock will rank equally with each other series of preferred stock and prior to our common stock regarding the distribution of dividends or disposition of other assets, unless otherwise specified in the applicable prospectus supplement.

Dividends

Holders of each new series of preferred stock will be entitled to receive cash dividends, if declared by the board of directors out of funds legally available for cash dividends. For each series, we will specify in the applicable prospectus supplement:

• the dividend rates;

• whether the rates will be fixed or variable or both;

• the dates of distribution of the cash dividends; and

• whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

We will pay dividends to holders of record of preferred stock as they appear on our records, on the record dates fixed by the board of directors.

We cannot declare or pay full dividends on funds set apart for the payment of dividends on any series of preferred stock unless dividends have been paid or set apart for payment on a proportionate basis with other equity securities which rank equally with the preferred stock regarding the distribution of dividends. If we do not pay full dividends on all equity securities which rank equally, then each series of preferred stock will share dividends in proportion with our other equity securities that rank equally with that series.

Conversion and Exchange

The prospectus supplement for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

Redemption

We will specify in the prospectus supplement applicable to each new series of preferred stock:

• whether it will be redeemable at any time, in whole or in part, at the option of Centennial or the holder of the preferred stock;

• whether it will be subject to mandatory redemption pursuant to a sinking fund or on other terms; and

• the redemption prices.

In the event that preferred stock is partially redeemed, the shares to be redeemed will be determined by lot, on a proportionate basis or any other method determined to be equitable by the board of directors.

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Dividends will cease to accrue on shares of preferred stock called for redemption, and all rights of holders of redeemed shares will terminate, on and after a redemption date, except for the right to receive the redemption price, unless Centennial defaults in the payment of the redemption price.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of Centennial, holders of each series of preferred stock will be entitled to receive:

• distributions upon liquidation in the amount set forth in the applicable prospectus supplement; plus

• any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

In the event that holders of preferred stock are not paid in full upon a liquidation, dissolution or winding up of Centennial, then these holders will share, on a proportionate basis, any future distribution of our assets with holders of our other securities that rank equally with them.

After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of assets of Centennial.

Voting Rights

The holders of shares of preferred stock will have no voting rights except as indicated in the certificate of designations relating to the series, the applicable prospectus supplement or as required by applicable law.

Transfer Agent and Registrar

We will specify each of the transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each new series of preferred stock in the applicable prospectus supplement.

Reservation of Common Stock

Centennial will reserve the full number of shares of its common stock issuable on conversion of the preferred stock out of the total of its authorized but unissued shares of common stock or common stock held as treasury shares to permit the conversion of the preferred stock into shares of common stock.

DESCRIPTION OF COMMON STOCK

This is a summary of the material terms and provisions of our common stock and we refer you to our amended and restated certificate of incorporation, which has been filed as an exhibit to one of the registration statements of which this prospectus is a part.

Our authorized capital stock consists of 250,000,000 shares, of which 240,000,000 are shares of common stock, par value $.01 per share, and 10,000,000 are shares of preferred stock, par value $.01 per share. As of July 19, 2006, 105,178,520 shares of common stock were issued and outstanding. All issued and outstanding shares of common stock are fully paid and nonassessable, and all shares of common stock offered pursuant to any prospectus supplement will be fully paid and nonassessable when issued.

Dividends

Holders of shares of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available for such purpose.

Voting Rights

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Holders of shares of common stock are entitled to one vote per share.

Liquidation Rights

Upon our liquidation, dissolution or winding up, the holders of the common stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and holders of preferred stock.

Summary of Stockholders’ Agreement; Registration Rights; and Preemptive Rights

Stockholders’ Agreement. On January 7, 1999, each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement, dated December 29, 1998, and CCW Acquisition Corp. entered into a stockholders agreement. The stockholders agreement became our obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original stockholders agreement was superseded by a first amended and restated stockholders agreement dated as of January 20, 1999, in connection with the transfer by WCA Management Corporation of its equity interest in Centennial to another investment fund, and the first amended and restated stockholders agreement was amended on July 24, 2006. We refer to the first amended and restated stockholders agreement, as so amended, as the amended and restated stockholders agreement. The parties to the amended and restated stockholders agreement include Welsh Carson and its affiliates, The Blackstone Group and its affiliates, Michael J. Small (our Chief Executive Officer), each of whom are our stockholders, and us.

Under the amended and restated stockholders agreement, our principal stockholders have agreed to establish and maintain a board of directors consisting of nine members. Our directors are elected as described below:

•

So long as the Welsh Carson investors own not less than 25% of the common stock (adjusted for stock splits) owned by them on January 20, 1999, they can elect three directors. Currently Thomas E. McInerney, Anthony J. de Nicola and James R. Matthews serve as the Welsh Carson investors’ board representatives. The chairman of our board of directors, who is currently Thomas E. McInerney, is selected by the Welsh Carson investors.

•

So long as The Blackstone Group investors own not less than 25% of the common stock (adjusted for stock splits) owned by them on January 20, 1999, they can elect two directors. Currently Robert D. Reid and Scott N. Schneider serve as The Blackstone Group investors’ board representatives.

•	Our Chief Executive Officer, who is currently Michael J. Small, will serve on our board of directors.

•

Up to three additional directors are elected by all of the stockholders, including our principal stockholders. These outside directors must be qualified as independent directors under the rules applicable to any company whose securities are traded on the Nasdaq Global Select Market and cannot be an employee or officer of Centennial (or any of our subsidiaries) or any of our stockholders who are party to the amended and restated stockholders agreement (or their respective stockholders, members or partners).

The amended and restated stockholders agreement calls for the creation of a Compensation Committee consisting of three directors, two of whom will be designated by the Welsh Carson investors and one of whom will be designated by The Blackstone Group investors. The amended and restated stockholders agreement provides for an audit committee consisting of at least three directors, all of whom will be directors who qualify under the rules of the Nasdaq Global Select Market applicable to audit committee members. The amended and restated stockholders agreement requires that each other committee of our Board of Directors consist of at least three members, at least two of whom are selected by the Welsh Carson investors and at least one of whom is selected by The Blackstone Group investors.

The amended and restated stockholders agreement places restrictions on the ability of Mr. Small to transfer shares of common stock owned in his name or on his behalf without the consent of the Welsh Carson investors. There are exceptions for transfers in registered public offerings or to his spouse or children or to family trusts. In addition, the amended and restated stockholders agreement allows the Welsh Carson investors to repurchase at fair market value any shares owned by him at the time of the termination of his employment.

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The amended and restated stockholders agreement grants The Blackstone Group investors and Mr. Small the right to participate in any sale of common stock by any of the Welsh Carson investors. These co-sale provisions do not apply to transfers by Welsh Carson investors to affiliates, transfers by any of the Welsh Carson investors that are limited partnerships to their limited partners and transfers by Welsh Carson investors that are individuals to their spouses or children or to family trusts.

The amended and restated stockholders agreement grants the Welsh Carson investors the right to require The Blackstone Group investors and Mr. Small to sell their shares of common stock to a third party who offers to buy at least 80% of our capital stock. The sale of the Company must be for cash or marketable securities and must require that we pay the fees and expenses of the selling stockholders. This right will terminate if and when The Blackstone Group investors own more shares of common stock than the Welsh Carson investors.

We have granted preemptive rights to purchase shares of our common stock in proportion to the ownership of the stockholder in the situations described below to the Welsh Carson investors, The Blackstone Group investors, and Mr. Small. These preemptive rights apply to any sale by us of common stock or securities convertible into or exchangeable for common stock such as convertible debt, options or warrants. Issuances of employee stock options and registered public offerings are excluded from the preemptive rights provisions of the amended and restated stockholders agreement.

The amended and restated stockholders agreement grants to the Welsh Carson investors a right of first offer that applies to sales of common stock by The Blackstone Group investors. This means that if any of The Blackstone Group investors wishes to sell its shares, it must first allow the Welsh Carson investors to make an offer to purchase the shares. If an offer is made by any of the Welsh Carson investors, The Blackstone Group investors cannot sell the shares to a third party on material terms which are the same as, or less favorable in the aggregate to, the terms offered by the Welsh Carson investors for the shares. This right of first offer does not apply to sales by The Blackstone Group investors to their affiliates, sales pursuant to registered public offerings or sales in compliance with the Securities Act, or distributions by any of The Blackstone Group investors which are limited partnerships to their limited partners.

We have agreed not to take any of the following actions without the approval of the Welsh Carson investors, The Blackstone Group investors, and if disproportionately affected thereby, the other investors, until the amended and restated stockholders agreement is terminated:

(1) amend, alter or repeal our certificate of incorporation or our by-laws in any manner that adversely affects the respective rights, preferences or voting power of the holders of our common stock, or the rights of the stockholders party to the amended and restated stockholders agreement, or

(2) enter into, or permit any of our subsidiaries to enter into, any transaction (other than with respect to normal employment arrangements, benefit programs and employee incentive option programs on reasonable terms, any transaction with a director (or an affiliate of such director) that is approved by a majority of the disinterested directors on our Board of Directors or a committee of our Board of Directors in accordance with Delaware law, customer transactions in the ordinary course of business, and the transactions contemplated by the amended and restated registration rights agreement described below) with:

•	any of our or our subsidiaries’ officers, directors or employees,

•	any person related by blood or marriage to any of our or our subsidiaries’ officers, directors or employees,

•	any entity in which any of our or our subsidiaries’ officers, directors or employees owns any beneficial interest, or

•	any stockholder of ours (or any affiliate of such stockholder) that owns, individually or collectively, at least 25% of our outstanding capital stock or any affiliate of any 25% stockholder.

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Under the amended and restated stockholders agreement, each of the Welsh Carson investors, The Blackstone Group investors and Mr. Small has agreed not to, and agreed to cause its affiliates not to, directly or indirectly, alone or in concert with others, without the prior written consent of holders of a majority of the shares held by the Welsh Carson investors, take any of the following actions:

(1)	effect, seek, offer, engage in, propose or participate in

•

any acquisition of beneficial ownership of our equity or debt securities (or equity or debt securities of our subsidiaries) other than (a) pursuant to the preemptive rights granted under the amended and restated stockholders agreement, (b) acquisitions from other stockholders who are parties to the amended and restated stockholders agreement or (c) any stock dividend, stock reclassification or other distribution or dividends to the holders of our common stock generally,

•

any extraordinary transaction such as a merger or tender offer involving our company or any material portion of our business or a purchase of all or any substantial part of our assets or any material portion of our business, or

•

any solicitation of proxies with respect to the Company or any of our affiliates or any action resulting in any stockholder party to the amended and restated stockholders agreement or any of its affiliates becoming a participant in any board of director election contest with respect to the Company or any of our subsidiaries,

(2) propose any matter for submission to a vote of stockholders of the Company,

(3) seek to remove or appoint directors of the Company outside of the provisions of the amended and restated stockholders agreement, or

(4) form, join or in any way participate in or assist in the formation of a group of two or more persons for the purposes of acquiring, holding, voting, or disposing of equity securities of the Company, other than any group consisting exclusively of stockholders who are parties to the amended and restated stockholders agreement and their affiliates.

Under the amended and restated stockholders agreement, we are required to pay WCA Management Corporation, an affiliate of Welsh, Carson, Anderson & Stowe VIII, L.P., an annual monitoring fee of $450,000 plus reasonable expenses and Blackstone Management Partners III, L.L.C. an annual monitoring fee of $300,000 plus reasonable expenses. We will not be required to pay these monitoring fees if either the Welsh Carson investors or The Blackstone Group investors sells 75% of the shares (adjusted for stock splits) owned by them on January 20, 1999.

All of the provisions of the amended and restated stockholders agreement that are described above, other than the provisions governing the election of our Board of Directors and the composition of its committees, will terminate upon the earlier to occur of (1) January 20, 2009, or (2) the completion of a registered public offering of common stock raising not less than $50 million for the Company and the transfer by either the Welsh Carson investors or The Blackstone Group investors of 50% or more of the shares of common stock (adjusted for stock splits) owned by them on January 20, 1999.

The provisions of the amended and restated stockholders agreement governing the election of our Board of Directors and the composition of its committees will terminate upon the earlier to occur of (1) January 20, 2009, or (2) the completion of a registered public offering of common stock raising not less than $50 million for our company and the transfer by both the Welsh Carson investors and The Blackstone Group investors of 50% or more of the shares of common stock (adjusted for stock splits) owned by them on January 20, 1999.

Registration Rights Agreement. On January 7, 1999 each of the stockholders of CCW Acquisition Corp. who purchased shares of CCW Acquisition Corp. under the securities purchase agreement and CCW Acquisition Corp. entered into a registration rights agreement. The registration rights agreement became the Company’s obligation when we merged with CCW Acquisition Corp. on January 7, 1999. The original registration rights agreement was superseded by a first amended and restated registration rights agreement on January 20, 1999 in connection with the transfer by WCA Management Corporation of its equity interest in the Company to another investment fund, and the

33

first amended and restated registration rights agreement was superseded by a second amended and restated registration rights agreement on July 24, 2006. We refer to the second amended and restated registration rights agreement as the amended and restated registration rights agreement. The parties to the amended and restated registration rights agreement include Welsh, Carson, Anderson & Stowe VIII, L.P. and its affiliates, The Blackstone Group and its affiliates and Michael J. Small, each of whom are our stockholders, and us.

The amended and restated registration rights agreement grants the Welsh Carson investors and The Blackstone Group investors the right to require the Company to register their shares of common stock under the Securities Act. The amended and restated registration rights agreement also grants each of the Welsh Carson investors, each of the Blackstone investors and Mr. Small the right to include, at their request, shares of common stock owned by them in registrations under the Securities Act by the Company.

Certain Statutory and Other Provisions

Centennial Communications Corp. is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in certain business combinations with a 15% stockholder for a period of three years following the date the person became a 15% stockholder, unless, with certain exceptions, the business combination or the transaction in which the person became a 15% stockholder is approved in a prescribed manner. Generally, the business combinations covered by this statute include a merger, asset or stock sale, or other transaction resulting in a financial benefit to the 15% stockholder. In determining whether a stockholder is a 15% stockholder, the Delaware statute generally includes the voting shares owned by the stockholder and the stockholder’s affiliates and associates.

The transfer agent and registrar for the common stock is American Stock Transfer and Trust Company.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CYCL.”

DESCRIPTION OF WARRANTS

Centennial may issue warrants to purchase shares of common stock or preferred stock of Centennial. We may issue warrants independently of, or together with, any other securities, including as part of a warrant unit, and warrants may be attached to or separate from those securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between Centennial and a warrant agent. The warrant agent will act solely as our agent in connection with a series of warrants and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes the general terms and provisions of the warrants offered by this prospectus. The applicable prospectus supplement will describe any other terms of the warrant and the applicable warrant agreement.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

• the title and aggregate number of the warrants;

• any offering price of the warrants;

• the designation and terms of any securities that are purchasable upon exercise of the warrants;

• if applicable, the designation and terms of the securities with which the warrants are issued and the number of the warrants issued with each security;

• if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

• the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price;

• the time or period when the warrants are exercisable and the final date on which the warrants may be exercised and terms regarding any right of Centennial to accelerate this final date;

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• if applicable, the minimum or maximum amount of the warrants exercisable at any one time;

• any currency or currency units in which the offering price and the exercise price are payable;

• any applicable anti-dilution provisions of the warrants;

• any applicable redemption or call provisions; and

• any additional terms of the warrants not inconsistent with the provisions of the warrant agreement.

The applicable prospectus supplement will describe the specific terms and other provisions of any warrant units.

SELLING STOCKHOLDERS

68,317,620 of the shares of common stock of Centennial being offered pursuant to this prospectus may be offered by certain selling stockholders. The potential selling stockholders include affiliates and employees of Welsh Carson, affiliates of The Blackstone Group, and certain members of management. A prospectus supplement may add selling stockholders who hold shares that were issued in connection with our merger with CCW Acquisition Corp. on January 7, 1999.

The table below contains information regarding the number of shares that may be sold hereunder and the beneficial ownership of Centennial’s common shares as of July 5, 2006 by each potential selling stockholder. The actual amount, if any, of common stock to be offered by each selling stockholder and the amount and percentage of common stock to be owned by such selling stockholder following such offering may be disclosed in the applicable prospectus supplement.

The number of shares beneficially owned by each potential selling stockholder is determined according to the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under current rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. As a consequence, several persons may be deemed to be the “beneficial owners” of the same shares. Unless otherwise noted in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the Centennial common shares shown as beneficially owned. The percentage ownership of each stockholder is calculated based on 105,178,520 shares of common stock outstanding, on July 19, 2006.

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Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned Before the Offering		Maximum Number of Shares to be Sold Hereunder	Number of Shares Beneficially Owned After the Sale of Maximum Number of Shares
	Number	%		Number	%
Welsh, Carson, Anderson & Stowe VII, L.P.(1)	5,833,053	5.5%	5,833,053	0	*
Welsh, Carson, Anderson & Stowe VIII, L.P.(1)	51,262,086	48.7%	31,628,702	19,633,384	18.7%
WCAS Capital Partners III, L.P.(1)	4,879,521	4.6%	3,578,983	1,300,538	1.2%
WCAS Information Partners, L.P.(1)	204,669	*	150,119	54,550	*
The Patrick Welsh 2004 Irrevocable Trust(1)	465,984	*	341,785	124,199	*
Russell L. Carson(1)	465,984	*	341,785	124,199	*
Mary R. Anderson TTEE U/A Dtd 12/03/2003 Bruce K. Anderson Intangible Trust(1)	435,276	*	319,262	116,014	*
Kristin M. Anderson and Martin R. Middendorf Trust JTWROS(1)	10,233	*	7,505	2,728	*
Mark S. Anderson Trust(1)	10,233	*	7,505	2,728	*
Daniel Anderson(1)	10,233	*	7,505	2,728	*
Thomas E. McInerney(1)(2)	56,141,607	53.4%	341,785	55,799,822	53.1%
Andrew M. Paul(1)	355,032	*	260,406	94,626	*
Robert A. Minicucci(1)	180,108	*	132,104	48,004	*
Anthony J. de Nicola(1)(3)	55,936,938	53.2%	30,022	55,906,916	53.2%
Paul B. Queally(1)	37,863	*	27,772	10,091	*
Lawrence B. Sorrel(1)	40,932	*	30,022	10,910	*
D. Scott Macksey(1)	10,233	*	7,505	2,728	*
Priscilla A. Newman(1)	13,302	*	9,757	3,545	*
Blackstone CCC Capital Partners L.P.(4)	20,026,470	19.0%	20,026,470	0	*
Blackstone CCC Offshore Capital Partners L.P.(4)	3,635,247	3.5%	3,635,247	0	*
Blackstone Family Investment Partnership III L.P.(4)	1,510,326	1.4%	1,510,326	0	*
Michael J. Small(5)	2,153,451	2.0%	90,000	1,654,702	2.0%
Total	83,058,352	79.0%	68,317,620	14,740,732	14.0%

__________

* Less than 1%

(1)

Each of these individuals or entities are employed by or affiliated with Welsh, Carson, Anderson, & Stowe and its related affiliates. Certain of the shares reflected as owned by Welsh, Carson, Anderson & Stowe VIII, L.P. are owned beneficially and of record by Welsh, Carson, Anderson & Stowe VII, L.P. (5,833,053) and WCAS Information Partners, L.P. (204,669), limited partnerships affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P. An aggregate of 2,102,364 shares included as beneficially owned by Welsh, Carson,

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Anderson & Stowe VIII, L.P. are owned beneficially and of record by individuals who are managing members of the limited liability company that serves as its sole general partner, including Messrs. McInerney and de Nicola, and individuals employed by its investment advisor. The address for these persons and entities is 320 Park Avenue, Suite 2500, New York, New York 10022.

(2)

Mr. McInerney, a director and Chairman of the Board of Directors of Centennial, owns of record 465,984 shares of common stock. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Information Partners, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII, L.P.’s general partner, affiliates of Mr. McInerney, own the remaining shares of common stock reflected as beneficially owned by Mr. McInerney. Mr. McInerney disclaims beneficial ownership of such shares except to the extent owned of record by him.

(3)

Mr. de Nicola, a director of Centennial, beneficially owns 40,932 shares of common stock that are owned of record by a family partnership. Welsh, Carson, Anderson & Stowe VIII, L.P., Welsh, Carson, Anderson & Stowe VII, L.P., WCAS Capital Partners III, L.P. and individuals who are managing members of the limited liability company that serves as Welsh, Carson, Anderson & Stowe VIII, L.P.’s general partner, affiliates of Mr. de Nicola, own the remaining shares of common stock reflected as beneficially owned by Mr. de Nicola. Mr. de Nicola disclaims beneficial ownership of such shares except to the extent owned of record by him.

(4)

Blackstone Management Associates III L.L.C. (“BMA”) is the general partner of each of these partnerships, and Messrs. Peter G. Peterson and Stephen A. Schwarzman, as the founding members of BMA, may be deemed to share, together with BMA, beneficial ownership of such shares. Each of Mr. Robert D. Reid and Mr. Scott N. Schneider, who serves as a director of Centennial, is a principal and an advisor, respectively, of The Blackstone Group and disclaims any beneficial ownership of shares of our common stock. The address of The Blackstone Group investors, BMA, Messrs. Peterson, Schwarzman, Reid and Schneider is c/o The Blackstone Group, 345 Park Avenue, New York, New York 10154. Messrs. Peterson and Schwarzman, each of whom is a partner of BMA, disclaim beneficial ownership of such shares.

(5)	Consists of 163,037 shares that Mr. Small owns directly and 1,990,414 shares that Mr. Small has the right to acquire pursuant to stock option grants.

PLAN OF DISTRIBUTION

Method of Sale

We and the selling stockholders may sell the securities being offered under this prospectus directly to other purchasers, or to or through underwriters, broker-dealers or agents, in separate transactions or in a single transaction. To the extent required, the type and amount of securities that we propose to sell, the number of shares of common stock to be sold by the selling stockholders, the purchase price, the public offering price, the names of any underwriter, agent or dealer and any applicable commission, discount or concession with respect to a particular offering, any risk factors applicable to the securities we or the selling stockholders propose to sell, and any other material information about the offering and sale of the securities will be set forth in an accompanying prospectus supplement.

Subject to the restrictions described in this prospectus, the securities being offered under this prospectus may be sold from time to time in any of the following ways:

• The securities may be sold through a broker or brokers, acting as principals or agents. Agents designated by us or the selling stockholders from time to time may solicit offers to purchase the securities. The prospectus supplement will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell the common stock as agent but may position and resell the block as principal to facilitate the transaction. The common stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from us or the selling stockholders and/or the purchasers of the common stock for whom such broker-dealers may act as agents or to whom they

37

sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

• To the extent that sales are made through one or more underwriters or agents in at-the-market offerings, it will be done pursuant to the terms of a distribution agreement with the underwriters or agents. If there are at-the-market sales pursuant to a distribution agreement, shares of our common stock will be sold to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

• The securities may be sold on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on such exchanges or services or in the over-the-counter market or in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges or quotation services.

• The securities may be sold in private sales directly to purchasers.

• We or the selling stockholders may enter into derivative transactions or forward sale agreements on shares of common stock with third parties. In such event, we or the selling stockholders may pledge the shares underlying such transactions to the counterparties under such agreements, to secure our or the selling stockholders’ delivery obligation. The counterparties or third parties may borrow shares of common stock from us, the selling stockholders or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we or the selling stockholders may deliver shares of common stock to the counterparties that, in turn, the counterparties may deliver to us, the selling stockholders or third parties, as the case may be, to close out the open borrowings of common stock. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

• The selling stockholders may also sell their shares of common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in conjunction with those sales.

• A prospectus supplement may be used for resales from time to time by any holder of our securities that may acquire such shares of common stock upon an in-kind distribution by any existing security holder of all or a portion of such existing security holder’s shares to its limited and general partners. Such selling stockholders may include direct and indirect transferees, pledgees, donees and successors of the selling stockholders. Further, a prospectus supplement may be used in connection with sales or resales by any general partner of a selling stockholder in connection with sales by such general partner for cash or subsequent transfers by such general partner to its limited partners of their ratable portion of the shares then owned by such general partner, together with resales of such shares by such limited partners.

• We may also issue and sell mandatorily exchangeable securities to be settled in shares of common stock, and this prospectus may be delivered in conjunction with those sales. In connection with such offering, we may enter into a forward sale agreement with the selling stockholders pursuant to which the selling stockholders may deliver to us shares of common stock. Upon settlement of the mandatorily exchangeable securities, we would deliver shares of common stock to the holders thereof. In turn, upon settlement of the forward sale agreement, we may receive shares of common stock from the selling stockholders.

We or the selling stockholders and the underwriters and other third parties may engage in derivative or hedging transactions involving the securities or other securities not covered by this prospectus in privately negotiated

38

transactions. If the applicable prospectus supplement so indicates, in connection with those derivative or hedging transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. To facilitate these transactions, we or the selling stockholders may enter into derivative transactions or security lending or repurchase agreements with the third parties. If the applicable prospectus supplement indicates, the underwriters or third parties may use securities pledged by us or the selling stockholders or borrowed from us, the selling stockholders or others in short sale transactions or to close out any related open borrowings of stock, and may use securities received from us or the selling stockholders in settlement to close out any related open borrowings of stock. A third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We or the selling stockholders may also loan or pledge the common stock and the borrower or pledgee may sell the common stock as loaned or upon a default may sell or otherwise transfer the pledged common stock. Such borrower or pledgee may also transfer its short position to investors in our securities or the selling stockholders’ securities or in connection with the offering of other securities not covered by this prospectus.

Common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 under the Securities Act may be sold by the selling stockholders under Rule 144 rather than pursuant to this prospectus.

We and the selling stockholders respectively reserve the right to accept and, together with our respective agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents.

If we or the selling stockholders use any underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. We or the selling stockholders will enter into an underwriting agreement with the underwriters at the time of sale to them. The prospectus supplement which the underwriter will use to make resales to the public of the securities in respect of which this prospectus is delivered will set forth the names of the underwriters and the terms of the transaction.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If the prospectus supplement so indicates, we or the selling stockholders will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement. The solicitation will occur pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

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To comply with securities laws in certain jurisdictions, the securities being offered by this prospectus will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

Timing and Price

Subject to the restrictions described in this prospectus, the securities being offered under this prospectus may be sold from time to time. There is no assurance that either we or the selling stockholders will sell or dispose of any securities.

We and the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of our respective purchases and sales of common stock.

The securities offered hereunder may be sold at a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and purchasers and/or dealers (who may receive fees or commissions in connection therewith).

Proceeds, Commissions, and Expenses

The aggregate proceeds to us or the selling stockholders from the sale of securities offered by the relevant party under this prospectus will be the purchase price of such securities less discounts, concessions and commissions, if any. Centennial will not receive any proceeds from the sale of common stock by the selling stockholders.

The selling stockholders will be responsible for payment of commissions, concessions and discounts of dealers or agents arising from the sale of any common stock sold by them hereunder. The selling stockholders will pay for the fees and expenses of their counsel, as well as all applicable stock transfer taxes, brokerage commissions, discounts or commissions arising from the sale of any common stock sold by them hereunder.

EXPERTS

The consolidated financial statements, the related consolidated financial statement schedule, and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended May 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the consolidated financial statements and consolidated financial statement schedule (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Tony L. Wolk and Simpson Thacher & Bartlett LLP, New York, New York, have issued opinions regarding the legality of the securities. As of July 6, 2006, Mr. Wolk was the beneficial owner of 249,756 shares of our common stock. Any underwriters, dealers or agents may be advised about other issues relating to any offering by their own legal counsel.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses, other than underwriting discounts and commissions, in connection with the offering of common stock, are as follows. All of the amounts (except the SEC registration fee) are estimated.

SEC registration fee	$28,883
Printing and engraving expenses	10,000
Legal fees and expenses	20,000
Accounting fees and expenses	10,000
Miscellaneous	10,000
Total	$78,883

Item 15. Indemnification of Directors and Officers.

Our bylaws provide that every person who is a director or officer of ours and every such person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by us in accordance with and to the fullest extent permitted by law for the defense of, or in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. Expenses (including attorneys’ fees) incurred in defending any proceeding shall be paid by us in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnification.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding — other than an action by or in the right of the Company — by reason of the fact that the person is or was a director, officer, agent, or employee of the Company, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits.

Number	Description
4.1	Amendment No. 2 to First Amended and Restated Stockholders Agreement, dated as of July 24, 2006*
4.2	Second Amended and Restated Registration Rights Agreement, dated as of July 24, 2006*
5.1	Opinion of Tony L. Wolk*
12.1	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K of Centennial Communications Corp. for the year ended May 31, 2006)
23.1	Consent of Deloitte & Touche LLP**
23.2	Consent of Tony L. Wolk (contained in Exhibit 5.1)*
24.1	Powers of Attorney*

* Previously filed

** Filed herewith

Item 17. Undertakings.

(a)	The undersigned registrants hereby undertake:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: Each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Centennial Communications Corp., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on this 11th day of August, 2006.

CENTENNIAL COMMUNICATIONS CORP.

By /s/ Tony L. Wolk

Tony L. Wolk, Senior Vice President, General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

*	Chief Executive Officer and Director	August 11, 2006
Michael J. Small	(Principal Executive Officer)

*	Executive Vice President and	August 11, 2006
Thomas J. Fitzpatrick	Chief Financial Officer
(Principal Financial Officer)

*	Senior Vice President and	August 11, 2006
Francis P. Hunt	Controller
(Principal Accounting Officer)

*	Chairman, Board of Directors	August 11, 2006
Thomas E. McInerney

*	Director	August 11, 2006
Anthony J. de Nicola

*	Director	August 11, 2006
James R. Matthews

*	Director	August 11, 2006
James P. Pellow

*	Director	August 11, 2006
Raymond Ranelli

*	Director	August 11, 2006
Robert D. Reid

*	Director	August 11, 2006
Scott N. Schneider

*	Director	August 11, 2006
J. Stephen Vanderwoude

* By /s/ Tony L. Wolk

Tony L. Wolk, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centennial Cellular Operating Co. LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on this 11th day of August, 2006.

CENTENNIAL CELLULAR OPERATING CO. LLC

By /s/ Tony L. Wolk

Tony L. Wolk, Senior Vice President, General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centennial Caribbean Holding LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on this 11th day of August, 2006.

CENTENNIAL CARIBBEAN HOLDING LLC

By /s/ Tony L. Wolk

Tony L. Wolk, Senior Vice President, General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Centennial Puerto Rico Operations Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey, on this 11th day of August, 2006.

CENTENNIAL PUERTO RICO OPERATIONS CORP.

By /s/ Tony L. Wolk

Tony L. Wolk, Senior Vice President, General Counsel

EXHIBIT INDEX

Number	Description
4.1	Amendment No. 2 to First Amended and Restated Stockholders Agreement, dated as of July 24, 2006*
4.2	Second Amended and Restated Registration Rights Agreement, dated as of July 24, 2006*
5.1	Opinion of Tony L. Wolk*
12.1	Computation of Ratios of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K of Centennial Communications Corp. for the year ended May 31, 2006)
23.1	Consent of Deloitte & Touche LLP**
23.2	Consent of Tony L. Wolk (contained in Exhibit 5.1)*
24.1	Powers of Attorney*

* Previously filed

** Filed herewith